UNITED STATES
SECURITIES AND EXCHANGE COMMISSIO
N
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
CORTEVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CORTEVA agriscience

2024 Proxy Statement

and Notice of Annual Meeting

A year of progress and execution

9330 Zionsville Road

Indianapolis, Indiana 46268

March 15, 2024

LETTER FROM CHAIRMAN

AND CHIEF EXECUTIVE OFFICER

Dear Investor:

On behalf of the Board of Directors (the “Board”), we are pleased to invite you to the Annual Stockholder Meeting of Corteva, Inc. (“Annual Meeting”), which will be held virtually on April 26, 2024 at 8:00 a.m. Eastern Daylight Time. Included with this letter, you will find a notice setting forth the agenda for the Annual Meeting, along with our Proxy Statement discussing these agenda items in more detail and how to participate in the Annual Meeting.

Our Performance

In 2023, our teams delivered solid performance in technology penetration, customer delivery and productivity that allowed us to continue to grow our margins, despite crop protection supply imbalances. Given our strong results for the full year 2023, we returned more than $1.2 billion to stockholders during the year via dividends and share repurchases, while also investing in research and development and $1.5 billion in biological acquisitions that will drive long-term value creation for our stockholders in the years to come.

As an agriculture technology company, our innovation on behalf of customers and our commitment to their productivity is the foundation of our ability to deliver long-term value for our stockholders and help sustain the planet by contributing to a secure, sustainable food and energy supplies. Our technologically advantaged, new seed technologies contributed significantly to our margin growth in 2023 with EnlistTM E3 soybeans becoming the number one soybean technology in the United States. In crop protection our sales of new more sustainable technologies outpaced our older technologies and we introduced 140 products from two new sustainable actives AdaveltTM and Reklemel®. Finally, the strategic and operational changes we’ve made over the last two years will continue to allow us to optimize our resource allocation, including returns to stockholders, as well as investment in our research capabilities, to drive the long-term value creation for our stockholders and customers.

Your Highly Qualified Board of Directors

Your Board is recommending for election at this year’s Annual Meeting a slate of its current highly qualified directors. Each of these individuals has been carefully vetted through recent board refreshment over the last several years to assure the right mix of expertise, experience, and perspective to provide the best possible oversight and guidance for the strategic direction of the Company. The Board slate proposed is diverse in background and skill, while also being well-experienced in agriculture, chemical manufacturing, and innovation.

Engagement

We believe it is essential to engage with all our stakeholders to assure that a mix of perspectives helps guide our value creation strategy. In 2023, members of our management team as well as members of our Board engaged in constructive dialogue with stockholders representing approximately 40% of the Company’s outstanding common stock to hear their perspectives on the Company’s business and innovation strategy, corporate governance policies, sustainability initiatives, human capital management, and compensation practices.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. On behalf of the Board and management, we thank you for your continued investment in Corteva.

Sincerely,

Gregory R. Page Chair of Board	Charles V. Magro Chief Executive Officer and Director

NOTICE OF THE ANNUAL MEETING

OF STOCKHOLDERS

Dear Stockholder:

At the 2024 Annual Meeting of Stockholders (the “2024 Meeting”), stockholders will vote on the following matters either by proxy or in person:

Date: April 26, 2024 Time: 8:00 a.m. Eastern Daylight Time Location: Virtually at – www.virtualshareholdermeeting.com/CTVA2024

Agenda:

1.  The election of 13 directors. The 13 nominees recommended by the Board of Directors are identified in the Proxy Statement.

2.  Advisory resolution to approve the compensation of the Company’s named executive officers.

3.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

4.  Approve an amendment to Corteva’s Certificate of Incorporation to provide for the exculpation of certain of our officers as permitted by Delaware law.

5.  Transaction of any other business as may properly come before the 2024 Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the 2024 Meeting, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET Follow the instructions on your enclosed proxy card	BY PHONE Follow the instructions on your enclosed proxy card	BY MAIL Use the postage-paid envelope provided

The Board of Directors of Corteva, Inc. (the “Board”) has set the close of business on March 1, 2024, as the record date for determining stockholders who are entitled to receive notice of the 2024 Meeting and to vote.

Proof of stock ownership is necessary to attend the 2024 Meeting. The 2024 Meeting will be a completely virtual meeting with no physical meeting location. Please see page 3 of the Proxy Statement for more information on attending virtually.

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding the availability of proxy material and instructions on how to access those materials were mailed to certain stockholders of record on or about March 15, 2024 (the “Notice”). These instructions include how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company the opportunity to deliver proxy materials to stockholders in a lower cost, more environmentally sound manner.

Thank you for your continued support and your interest in Corteva, Inc.

Cornel B. Fuerer

Senior Vice President, General Counsel and Secretary

March 15, 2024

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2024 by visiting www.investordelivery.com

Cautionary Statement About Forward-Looking Statements

This Proxy Statement contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; sustainability targets, aspirations, and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements.

Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of Corteva’s products; (ii) failure to successfully develop and commercialize Corteva’s pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (iv) effect of changes in agricultural and related policies of governments and international organizations; (v) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vi) effect of climate change and unpredictable seasonal and weather factors; (vii) failure to comply with competition and antitrust laws; (viii) effect of competition in Corteva’s industry; (ix) competitor’s establishment of an intermediary platform for distribution of Corteva’s products; (x) impact of Corteva’s dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xi) effect of volatility in Corteva’s input costs; (xii) risk related to geopolitical and military conflict; (xiii) risks related to environmental litigation and the indemnification obligations of legacy EIDP liabilities in connection with the separation of Corteva; (xiv) risks related to Corteva’s global operations; (xv) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xvi) effect of industrial espionage and other disruptions to Corteva’s supply chain, information technology or network systems; (xvii) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xviii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xix) increases in pension and other post-employment benefit plan funding obligations; (xx) capital markets sentiment towards sustainability matters; (xxi) risks related to pandemics or epidemics; (xxii) Corteva’s intellectual property rights or defense against intellectual property claims asserted by others; (xxiii) effect of counterfeit products; (xxiv) Corteva’s dependence on intellectual property cross-license agreements; and (xxv) other risks related to our separation from DowDuPont.

Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Annual Report on Form 10-K.

Our Website

No portion of the Company’s website, or the materials contained on it, have been made part of this Proxy Statement or our Annual Report on Form 10-K. Nor are any such portion of the Company’s website, or materials contained on it incorporated herein by reference, unless such incorporation is specifically mentioned herein.

Product Disclosures

Products with TM and ® are trademarks of Corteva Agriscience and its affiliated companies. The transgenic soybean event in Enlist E3® soybeans is jointly developed and owned by Corteva Agriscience LLC and M.S. Technologies, L.L.C.

2024 Annual Meeting of Stockholders

Corteva, Inc.

Corteva 2024 Proxy Statement | 1

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Place	Record Date
April 26, 2024 8:00 a.m. Eastern Daylight Time	Virtually at: www.virtualshareholdermeeting.com/ CTVA2024	March 1, 2024

MEETING AGENDA AND VOTING RECOMMENDATIONS

Agenda Item		Board Recommendation	Page
1:	Election of Directors	FOR all board nominees	18
2:	Advisory Resolution to Approve Executive Compensation	FOR	62
3:	Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR	63
4.	Approve an Amendment to Corteva’s Certificate of Incorporation	FOR	66

Corteva 2024 Proxy Statement | i

PROXY STATEMENT SUMMARY

CORTEVA’S BACKGROUND

Corteva is a U.S. based, pure-play agriculture company that provides farmers around the world the most complete portfolio in the industry — leveraging its global scale and comprehensive routes to market to deliver innovative agriculture solutions to its farmer customers and contribute to a sustainable global agricultural system. Corteva is ideally equipped to solve farmers’ productivity challenges through its balanced and diverse portfolio of seed and crop protection offerings. Corteva leverages the power of its unique distribution strategy, superior product pipeline, and unmatched customer relationships to deliver earnings growth, while taking actions across the organization to drive margin expansion and increase operating efficiency. At the same time, Corteva maintains a disciplined approach to capital allocation, balancing its investment in ongoing growth initiatives with enhancing the return of capital to stockholders.

ii | Corteva 2024 Proxy Statement

PROXY STATEMENT SUMMARY

Director Nominees

You are being asked to vote on the election of 13 directors: Lamberto Andreotti; Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Karen H. Grimes; Michael O. Johanns; Rebecca B. Liebert; Marcos M. Lutz; Charles V. Magro, Nayaki R. Nayyar; Gregory R. Page; Kerry J. Preete; and Patrick J. Ward. All directors are elected annually. Detailed information about the Board nominees’ background, skills, diversity, and expertise can be found in Agenda Item 1: Election of Directors.

Name Age Current Position	Independent	Audit Committee	Governance and Compliance Committee	People and Compensation Committee	Sustainability & Innovation Committee	Other Current Public Boards
(As of the date of this Proxy Statement)
Lamberto Andreotti Age 73 Retired Chair & Chief Executive Officer, Bristol-Myers Squibb	🌑			🌑C	🌑	1
Klaus A. Engel, Ph.D. Age 67 Retired Chief Executive Officer, Evonik Industries	🌑	🌑	🌑			0
David C. Everitt Age 71 Retired Agricultural & Turf Division President, Deere & Company	🌑		🌑		🌑	3
Janet P. Giesselman Age 69 Retired President and General Manager, Dow Oil & Gas	🌑		🌑C		🌑	2
Karen H. Grimes Age 67 Retired Senior Managing Director & Partner, Wellington Management	🌑	🌑		🌑		2
Michael O. Johanns Age 73 Retired U.S. Senator and U.S. Secretary of Agriculture	🌑		🌑		🌑	1
Rebecca B. Liebert, Ph.D. Age 56 Chief Executive Officer, The Lubrizol Corporation	🌑			🌑	🌑C	0
Marcos M. Lutz Age 54 Chief Executive Officer, Ultrapar Participações S.A.	🌑			🌑	🌑	1
Charles V. Magro Age 54 Chief Executive Officer, Corteva, Inc.						1
Nayaki R. Nayyar Age 53 Chief Executive Officer, Securonix, Inc.	🌑	🌑	🌑			1
Gregory R. Page Age 72 Retired Chair & Chief Executive Officer, Cargill, Incorporated	🌑	🌑	🌑			3
Kerry J. Preete Age 63 Retired Executive VP & Chief Strategy Officer, Monsanto Company	🌑			🌑	🌑	1
Patrick J. Ward Age 60 Retired Chief Financial Officer, Cummins Inc.	🌑	🌑C		🌑		1

C = Chair

Corteva 2024 Proxy Statement | iii

PROXY STATEMENT SUMMARY

The table below sets forth key metrics and attributes regarding our slate of director nominee slate.

Gender Diversity	Ethnic/Racial Diversity	Non-U.S. Born
92% Independent	4.1 years Average Tenure	64 years Average Age

✔ 12 of 13 Director nominees are independent

CORPORATE GOVERNANCE BEST PRACTICES

As part of Corteva’s commitment to high ethical standards, the Board follows sound governance practices. These practices, which are summarized here, are described in more detail beginning on page 5 of the Proxy Statement and on the Company’s website at https://investors.corteva.com/.

✔  Independent Board committees

✔  Annual Board elections

✔  Director elections by a majority of votes cast

✔  Directors not elected by a majority of votes cast are subject to the Company’s resignation policy

✔  Independent director executive sessions

✔  Annual Board, committee, and individual director evaluations

✔  Director orientation and education

✔  Non-employee directors are required to hold equity compensation until minimum holding requirement is met

✔  Required to hold 5 times their annual cash retainer within 5 years

✔  Executives and directors prohibited from hedging or pledging Company stock

✔  Stockholder right to call special meetings (25% ownership threshold)

✔  No super-majority stockholder voting requirements

✔  Eligible stockholders are able to nominate directors through proxy access

iv | Corteva 2024 Proxy Statement

PROXY STATEMENT SUMMARY

The following summarizes key governance characteristics related to the executive compensation programs in which the named executive officers participate:

KEY EXECUTIVE COMPENSATION PRACTICES

✔  Use of performance metrics to align pay with performance with a structure designed to discourage excessive risk-taking

✔  Balancing short-term and long-term incentives using multiple performance metrics, which balance achieving near-term targets with investing for sustainable long-term growth through innovation

✔  Set rigorous stock ownership and retention requirements for our named executive officers

✔  Significant focus on performance-based pay

✔  Maintaining a compensation clawback policy

✔  Employ an independent compensation consultant to review and advise on executive compensation

✔  Use tally sheets to monitor executive compensation

✔  Regularly review the People and Compensation Committee charter to ensure independence and adherence to best practices and priorities

✔  Regularly review our peer group with the People and Compensation Committee to ensure appropriate benchmarking of our compensation programs

✔  Conducting annual say-on-pay votes

✔  Use an environmental, social and governance modifier in our short-term incentive plan to hold executives accountable for incremental progress toward the Company’s sustainability targets and aspirations

✔  Maintain regular engagement with our investors on the Company’s strategy, governance, and compensation programs

✗   No single-trigger change in control agreements

✗   Prohibit hedging and pledging of Corteva securities by our executives and directors

✗   Prohibit option repricing, reloads, exchanges or options granted below market value

✗   No tax gross-ups on benefits and perquisites (except for limited mobility benefits)

✗   No dividends paid on unvested or unearned performance share units

Corteva 2024 Proxy Statement | v

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2024

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2024 by visiting www.investordelivery.com

VOTING AND ATTENDANCE PROCEDURES

In this Proxy Statement and the accompanying proxy material, including a proxy card, you will find information on the Board, the Board’s nominees for election to the Board, and two other agenda items to be voted upon at the 2024 Meeting and any adjournment or postponement of the 2024 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement and the accompanying proxy card and other materials are first being distributed to stockholders on or about March 15, 2024.

Vote Your Shares in Advance

You may vote your shares by internet, telephone, or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received before the polls are closed at the 2024 Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

Changing Your Vote

You may change or revoke your proxy or voting instructions at any time before their use at the 2024 Meeting by (a) submitting another proxy or voting form on a later date, or (b) attending and voting at the 2024 Meeting. Your attendance at the 2024 Meeting will not automatically revoke your proxy unless you vote again at the 2024 Meeting. Be sure to submit votes for each separate account in which you hold Corteva common stock.

Recommendations of the Board

The Board recommends that you vote your shares on your proxy card or voting instruction form as follows:

•	FOR ALL of the directors nominated by the Board;
•	FOR the approval, on a non-binding advisory basis, of the compensation paid to Corteva’s named executive officers;
•	FOR the ratification of PwC as Corteva’s independent registered public accountants for fiscal year 2024; and
•	FOR the approval of an amendment of Corteva’s Certificate of Incorporation to provide for the exculpation of certain of our officers as permitted by Delaware law.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. Our policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans, and we have appointed an independent tabulator and Inspector of Election for the 2024 Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase plan and the dividend reinvestment plan administered by Computershare Trust Company, N.A. (“Computershare”), the Corteva common stock owned on the record date by you directly in

Corteva 2024 Proxy Statement | 1

VOTING AND ATTENDANCE PROCEDURES

registered form, plus all shares of common stock held for you at Computershare, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your shares at Computershare will be voted as recommended by the Board.

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time (“EDT”) on April 23, 2024. You may not vote your shares held in an employee savings plan in person at the 2024 Meeting.

Shares Outstanding and Quorum

At the close of business on the record date, March 1, 2024, there were 698,880,420 shares of Corteva, Inc. common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of at least 50% of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2024 Meeting.

Votes Required

For Agenda Item 1 (Election of Directors), each nominee must receive the affirmative vote of a majority of votes cast with respect to such nominee for such nominee to be elected. A majority of votes cast means that such nominee must receive more FOR votes than AGAINST votes in order to be elected. For Agenda Item 2 (Advisory Resolution to Approve Executive Compensation) and Agenda Item 3 (Ratification of the Appointment of the Independent Registered Public Accounting Firm), each proposal must receive the affirmative vote of a majority of votes cast (more FOR votes than AGAINST votes) with respect to such proposal in order to be approved. For Agenda Item 4 (Amendment to Certificate of Incorporation), the proposal must receive the affirmative vote (a FOR vote) of a majority of the outstanding shares entitled to vote at the 2024 Meeting in order to be approved. Abstentions will be included in determining the presence of a quorum at the 2024 Meeting. Abstentions and broker non-votes will not count as votes cast and will not affect the outcome of the vote for the proposals set forth in Agenda Items 1, 2 or 3. Abstentions and broker non-votes will have the same effect as votes AGAINST the proposal set forth in Agenda Item 4.

Broker Non-Votes

A broker non-vote occurs when brokers, banks, or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker, bank, or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the stockholders meeting.

Under the rules of the New York Stock Exchange, brokers, banks, and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Agenda Item 3, the proposal for the ratification of the appointment of PwC as Corteva’s independent registered public accountants for fiscal year 2024. A broker, bank, or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors and the approval, on a non-binding advisory basis, of the compensation paid to Corteva’s named executive officers, and the amendment to Corteva’s Certificate of Incorporation.

Consequently, if you receive proxy materials only from Corteva and you do not submit any voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of PwC. If your shares are voted on this proposal as directed by your broker, bank, or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to such proposals.

A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the 2024 Meeting for ten days before the 2024 Meeting, during normal business hours, at the Office of the Corporate Secretary.

How Votes Are Counted

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to a particular proposal, then your shares will be voted in line with the Board’s recommendations with

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VOTING AND ATTENDANCE PROCEDURES

respect to any such proposal, i.e., (i) FOR the election of the Board’s 13 director nominees; (ii) FOR the non-binding advisory resolution approving the compensation paid to Corteva’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; (iii) FOR the ratification of the appointment of PwC as Corteva’s independent public accounting firm for fiscal year 2024; and (iv) FOR the approval of an amendment of Corteva’s Certificate of Incorporation to provide for the exculpation of certain of our officers as permitted by Delaware law. If you submit a proxy card marked “abstain” on any item, your shares will not be voted on that item so marked and your vote will not be included in determining the number of votes cast on that matter.

If your shares are held of record by a bank, broker, or other nominee, Corteva urges you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you can ensure your shares are voted at the 2024 Meeting.

As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the 2024 Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card to whom you are granting your proxy to vote in accordance with their good faith business judgment as to what is in the best interests of Corteva on such matters.

Proxy Solicitation on Behalf of the Board

Corteva is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the 2024 Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Company’s Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard. Corteva will reimburse brokers and other nominees for their expenses in forwarding proxy solicitation materials to holders.

Attending the 2024 Meeting

Our 2024 Meeting will be a completely virtual meeting with no physical meeting location. The meeting will only be conducted via live webcast. We believe this format will allow for greater participation of our stockholders generally, and reduced expense to the Company and the environment. Conducting a virtual meeting will also allow stockholders whose travel may be restricted to partake in the meeting.

Attendance at the 2024 Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the record date and invited guests of the Company. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/CTVA2024 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the voting instructions that accompanied your proxy materials.

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the 2024 Meeting as if it had been held in a physical location.

Stockholders may log into www.proxyvote.com if they want to submit questions in advance of the meeting. Pre-meeting questions will be cut-off at 11:59 p.m. EDT on April 22, 2024 to provide the Company time to respond and post both the questions and responses at the 2024 Meeting.

The 2024 Meeting will begin promptly at 8:00 a.m. EDT on April 26, 2024 and stockholders will have another opportunity to ask questions during the meeting. If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CTVA2024, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered in connection with the 2024 Meeting, subject to reasonable time constraints. Questions regarding personal matters, including those related to employment or product or service issues, are not pertinent to meeting matters and therefore will not be answered. The Rules of Conduct for the 2024 Meeting will be available on the meeting platform, as well as Corteva’s investor relations website, https://investors.corteva.com/. Questions answered in connection with the 2024 Meeting will be posted to the Company’s investor relations website, https://investors.corteva.com/, following the conclusion of the 2024 Meeting.

Corteva 2024 Proxy Statement | 3

VOTING AND ATTENDANCE PROCEDURES

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Technical support will be available starting at 7:45 a.m. EDT on April 26, 2024 and through the conclusion of the 2024 Meeting.

Other Matters

The Board does not intend to present any business at the 2024 Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the 2024 Meeting.

4 | Corteva 2024 Proxy Statement

CORPORATE GOVERNANCE

Strong corporate governance supports our core values, and, as a result, Corteva is committed to applying sound corporate governance practices, which align with the interests of our stockholders and ensure the highest levels of integrity in the operation of our Board. Within this section, you will find information about our Board and corporate governance policies and practices.

BOARD OF DIRECTORS

Nomination Process. All candidates for Board membership are evaluated by the Governance and Compliance Committee. In evaluating candidates, including existing Board members, the Governance and Compliance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. The Governance and Compliance Committee may also consider recommendations from leading, global third-party search firms, whose function is to assist in identifying qualified candidates and to validate the background and reputation of any potential candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Governance and Compliance Committee considers each potential nominee’s:

•	integrity and demonstrated high ethical standards;
•	experience with business administration processes and principles;
•	ability to express opinions, raise difficult questions, and make informed, independent judgments;
•

knowledge, experience, and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, product development, agriculture or chemical industry, technology, global operations, or corporate strategy, among others);

•	ability to devote sufficient time to prepare for and attend Board meetings;
•	willingness and ability to work with other members of the Board in an open and constructive manner;
•	ability to communicate clearly and persuasively; and
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diversity with respect to other characteristics, which may include, professional experience, skills, specialized education, socioeconomic background, gender, age, ethnicity, race, nationality, and other personal attributes.

Inclusion. The Board is committed to diversity and inclusion and supportive of board candidates from underrepresented communities. We have taken steps to attract and retain Board candidates from diverse backgrounds, including with respect to skills, education, professional experience, personal attributes, gender, ethnicity, race, nationality, and age. When selecting Board candidates, the Board is focused on the individual’s experience in the context of the needs of the Board in the pool of potential candidates under consideration, while balancing the need to identify candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members through regular refreshment of our Board. During any Board refreshment process, we are mindful that we want the best talent for our Board and that our Board aspires to be representative of the communities and geographies in which we operate.

Stockholder Nomination Process. Stockholders who wish to submit names to be considered by the Governance and Compliance Committee for nomination for election to the Board of Directors may do so by contacting us through the Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805 and should submit the following information:

•	the name and record address of the stockholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,
•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder or such other person,
•	a description of all arrangements or understandings between such stockholder and any such other person or persons or any nominee or nominees in connection with the nomination by such stockholder,

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CORPORATE GOVERNANCE

•

such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the proxy statement for the annual meeting as a nominee and to serve as a director of the Company if so elected,

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to make such nomination,
•

a duly executed representation that, if elected as a director of the Company, the proposed nominee shall comply with the Company’s Code of Business Ethics and Board of Director’s Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Company policies and guidelines applicable to directors, as well as any applicable law, rule, or regulation or listing requirement, and

•

a completed and duly executed written questionnaire with respect to the background of the nominating stockholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Corporate Secretary upon written request).

Stockholders wishing to nominate a director should follow the specific procedures set forth in the Company’s Bylaws.

CORPORATE GOVERNANCE POLICIES

Director Independence. The Board of Directors has made the determination that all director nominees standing for election, except Mr. Magro, are independent according to the applicable rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, People and Compensation, and Governance and Compliance Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Governance” section of the Company’s website at https://investors.corteva.com or upon written request to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805, Attention: Corporate Secretary Office. Changes to any committee charter or the Corporate Governance Guidelines will be reflected on the Company’s website.

Board Leadership Structure. Mr. Page is an independent director and currently serves as Chair of the Board of Directors. Our Corporate Governance Guidelines require the appointment of an independent Lead Director if our Chair is not independent. The term of any such Lead Director would be expected to be at least one year. We believe having an independent chair (or independent Lead Director, in an independent chair’s absence) focused on risk oversight, best positions our CEO to focus on strategic execution.

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, regulatory, market, financial compliance, operational, and reputational risks. We utilize an enterprise risk management program to identify Corteva’s most significant risks and then prioritize our risk mitigation activities and resources around these risks. To support our corporate goals and objectives, risk appetite, and business and risk mitigation strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board.

Our enterprise risk management program is managed by the Company’s risk director, who supports the Company’s management in setting the Company’s risk appetite and in the identification and prioritization of Company risks and risk mitigation activities. The risk director reports to the Company’s Vice President, Chief Risk and Compliance Officer, who in turn reports to our Senior Vice President, General Counsel. The Governance and Compliance Committee retains oversight of the enterprise risk management program and makes recommendations for delegations of the oversight of certain risks to the Board’s committees. In addition to management providing the Board directly and through its committees regular enterprise risk management program updates through the year, the Vice President, Chief Risk and Compliance Officer has regularly scheduled executive sessions with the Governance and Compliance Committee.

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CORPORATE GOVERNANCE

The Board is committed to strong, independent oversight of management and risk through a governance structure that includes our Board committees. Under our structure, it is management’s responsibility to manage and identify risks that are significant to the Company. The Board has oversight responsibility for the process established to report and monitor the most significant risks applicable to the Company. The Board administers its risk oversight role directly and through its committee structure and the committees provide regular reports to the full Board at Board meetings. The Board divides its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

BOARD OF DIRECTORS	AUDIT COMMITTEE	PEOPLE AND COMPENSATION COMMITTEE	GOVERNANCE AND COMPLIANCE COMMITTEE	SUSTAINABILITY AND INNOVATION COMMITTEE

•  Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans and capital allocation strategy

•  Acquisitions and divestitures

•  Major litigation, investigations, and other matters that present material risk to our operations, plans, prospects, or reputation

•  Business continuity

•  Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting

•  Supervision and selection of our external and internal auditors

•  The Company’s capital structure and use of hedging and derivatives

•  Cybersecurity and ransomware risks

•  Risks related to the design of our executive compensation programs, plans, and arrangements

•  Succession planning and human capital management

•  Inclusion, diversity, and equity aspirations, strategies, and disclosures

•  Governance structures and processes

•  Director succession planning

•  Compliance and ethics programs

•  Enterprise risk management program

•  Our positions on public policy matters and political giving

•  Environmental, health, and safety risk management programs

•  Our innovation pipeline and research and development practices

•  Sustainability strategy, programs, policies, and disclosure practices

•  Climate change and biodiversity strategies and targets, including greenhouse gas emission reductions

Meetings. During 2023, the Board met nine times. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Audit	10
People and Compensation	6
Governance and Compliance	5
Sustainability and Innovation	6

Our Corporate Governance Guidelines provide an expectation that the members of our Board of Directors attend all meetings of the Board and committees of which they are a member, along with attending our annual meeting of stockholders. In 2023, all directors attended more than 75% of the aggregate of the total number of Board meetings and meetings of the committees on which the director served. All directors attended the Company’s 2023 Annual Meeting of Stockholders.

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CORPORATE GOVERNANCE

Limits on Other Directorships. Pursuant to our Corporate Governance Guidelines, directors who are employed as an executive officer of another public company may only serve on a total of two public company boards, including the board of the company with which he or she is employed. Additionally, directors, who are not current executive officers of a public company, may serve on a maximum of four public company boards, including our Board.

Our current outside directorship limits are set at a level that allow the Company to compete for board talent with the appropriate levels of expertise and experience needed to provide effective oversight for our industry. Because the agriculture industry is consolidated, ensuring sufficient agriculture executive experience and expertise for our Board can be challenging. Our directors with the highest number of directorships are Messrs. Page and Everitt with three other public company boards each. Messrs. Page and Everitt each have over 35 years of global executive experience in the agricultural industry, along with experience as directors of agricultural companies, which is important to Corteva as a relatively new standalone agricultural company with a recently refreshed management team. See Agenda Item 1: Election of Directors for more information on their specific skills, expertise and experience. Both Messrs. Page and Everitt are retired and had solid levels of stockholder support last year, as well as strong aggregate Board and committee attendance of 96% and 90%, respectively, in 2023. Additionally, consistent with our committee chair rotation policies, Ms. Giesselman replaced Mr. Page as chair of the Governance and Compliance Committee on February 20, 2024, providing Mr. Page further bandwidth as our Chair.

Board Refreshment. As part of the Company’s Board refreshment process, our Certificate of Incorporation provides that all directors stand for election at each annual meeting of stockholders. Our Corporate Governance Guidelines provide that no director may stand for reelection to the Board after reaching age 75. The Board may in unusual circumstances and for a limited period of time ask a director to stand for reelection after the prescribed retirement date.

Committee Refreshment. The Governance and Compliance Committee evaluates its Committee composition and committee chairs for potential changes annually. The Board expects to rotate its Committee chairs every 5 years, with the incoming Committee chair serving on such committee for a minimum of one year prior to his or her appointment. The outgoing committee chair is expected to serve on such Committee for a minimum of an additional year to ensure an orderly transition. Under the Company’s Corporate Governance Guidelines, while the Board is expected to generally follow the principles above, the Board also may take into account Company facts and circumstances, and any other factors the Board believes are appropriate, to determine whether rotation of the committee chairs is appropriate and to select the individuals best-suited to serve in these roles.

Board Annual Performance Reviews. Under the Company’s Corporate Governance Guidelines, the Board annually conducts a self-evaluation of the Board’s performance as a whole. In addition, the Board annually evaluates individual director performance and effectiveness, with a minimum of one-third of the directors being evaluated each year on a staggered basis. The performance and effectiveness of each standing committee of the Board is also evaluated on an annual basis in accordance with their respective written charter. At least every three years, an evaluation of the Board’s performance and effectiveness will be conducted by an independent, third party overseen by the Governance and Compliance Committee. This may be conducted in substitute of, or separate from, an internally administered annual self-evaluation of the Board’s performance.

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CORPORATE GOVERNANCE

EVALUATION PROCESS REVIEW	WRITTEN QUESTIONNAIRES	EVALUATIONS AND WRITTEN REPORTS	REVIEW RESULTS	ACT ON RESULTS

Governance and Compliance Committee reviews the design and format of the annual Board, committee, and director evaluation process.	Directors complete written questionnaires to assess the Board and each committee. The independent board chair or another facilitator conducts one-on-one interviews with each director.	Responses are evaluated and written reports with the assessment results and comments without attribution to individual directors are prepared for the Board and each committee.

The chair of the Governance and Compliance Committee review the board assessment results with the full Board and individual director assessments with the individual directors. The chair of each committee reviews its assessment with the respective committee.

Results of assessment reviews inform changes to policies, practices, and procedures; future Board and committee agendas; and Board refreshment and committee rotation decisions.

Our Board, Committee, and individual director evaluations are collectively designed to solicit input and perspective on various topics, including:

•  Board structure, size, and composition, including director skills, diversity, and experience, and the need for Board refreshment

•  Committee structure and allocation of responsibilities

•  Conduct of meetings, including cadence, length, and opportunity for director input and meaningful discussion

•  Materials and information, including quality, timeliness, and relevance

•  Future agenda topics and priorities for the Board and its committees

•  Director orientation and education

•  Director performance, including attendance, preparation, and participation

•  Access to management and internal and external experts, resources, and support

•  Committee process, member and chair performance, and management support

•  Performance of the Board chair, including communication, relationship with management, availability, focus on appropriate issues, and inclusiveness

Stock Ownership Policy for Non-Employee Directors. The Company’s Corporate Governance Guidelines provide stock ownership guidelines, which require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Each non-employee director is also required to hold all equity-based compensation until the director meets the stock ownership guideline. For more information about the stock ownership policy for executive officers, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Executive Sessions. Pursuant to our Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions. The Chair presides over these meetings and generally occur with each regularly scheduled meeting of the Board.

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CORPORATE GOVERNANCE

Code of Conduct. We have adopted a written Code of Conduct for directors as well as a Code of Conduct applicable to all officers and employees. Additionally, we maintain a written Code of Financial Ethics, applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, and all employees performing similar functions. These policies are designed to maintain the integrity of our business, as well as the accuracy of our financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications, and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these documents are available free of charge on the “Governance” section of the Company’s website at https://investors.corteva.com or otherwise upon written request addressed to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware, 19805, Attention: Investor Relations.

Director Continuing Education. Pursuant to the Corporate Governance Guidelines, the Company provides new directors with an orientation to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values, including ethics, compliance programs, corporate governance practices, and other key policies and practices, through a review of background materials, meetings with senior executives, and visits to Company facilities. When orientations are held, all directors are invited to take part. The Governance and Compliance Committee regularly evaluates and identifies opportunities to provide directors with ongoing education, including visits to Corteva operations, facilities, and business partners across the globe. Furthermore, the Company provides all directors with a subscription to the National Association of Corporate Directors’ publications and encourages directors to periodically attend these workshops and seminars regarding corporate governance and other topics. In addition to direct education, management provides regular business updates and other ad hoc communications to our Board to keep them abreast of matters relevant to our business and industry.

Communications with the Board. Stockholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors, by writing to such individual or group c/o Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it, and in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, the Corporate Secretary may forward some of the correspondence elsewhere in the Company for review and possible response.

BOARD COMMITTEES

Committees perform many important functions on behalf of the Board. The responsibilities of each committee are stated in their respective committee charters, which are available on the Company’s website, https://investors.corteva.com under “Governance”.

The Board, upon the recommendation of the Governance and Compliance Committee, elects members to each committee and has the authority to change Committee chairs, memberships, and the responsibilities of any committee as set forth in the Bylaws.

The Board currently has four standing committees: (i) Audit Committee; (ii) Governance and Compliance Committee; (iii) People and Compensation Committee; and (iv) Sustainability and Innovation Committee. All members of the Committees are independent under the Board’s Corporate Governance Guidelines and applicable New York Stock Exchange Rules. The Board has determined that Messrs. Engel, Page, and Ward, along with Ms. Grimes are each “audit committee financial experts” within the meanings of the applicable Securities and Exchange Commission Rules.

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CORPORATE GOVERNANCE

A brief description of the current composition and responsibilities of the Committees are as follows:

Committees

AUDIT COMMITTEE	Number of Meetings in 2023: 10

KEY RESPONSIBILITIES:

•	Selects, engages, and replaces, as appropriate, the Company’s independent registered public accounting firm to audit the Company’s Consolidated Financial Statements.

•	Reviews and approves the Audit Committee Pre-Approval Policy of audit and non-audit services provided by the Company’s independent registered public accounting firm.

•	Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•

Reviews effectiveness of the Company’s systems, procedures, and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•	Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and evaluates the performance of both.

•

Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•	Establishes procedures for the receipt, retention, and resolution of complaints regarding accounting, internal controls, or auditing matters.

•	Reviews and approves the Company’s internal audit plan.

•	Reviews several times a year the Company’s cybersecurity risks and mitigation activities.

GOVERNANCE AND COMPLIANCE COMMITTEE	Number of Meetings in 2023: 5

KEY RESPONSIBILITIES:

•	Develops and recommends to the Board a set of corporate governance guidelines for the Company.

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CORPORATE GOVERNANCE

•

Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills, and other expertise required to be a director, and recommends to the Board nominees for election to the Board.

•	Oversees the annual assessment of the Board, its committees, and the individual directors.

•

Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics, Certificate of Incorporation, Bylaws and Committee charters.

•	Oversees the Company’s ethics and compliance programs, including compliance with the Company’s Code of Conduct and Code of Financial Ethics.

•	Reviews and monitors the Company’s enterprise risk management program.

•	Reviews the Company’s public policy positions, strategy regarding political engagement, and public reputation management.

•	Oversees and advises the Board on the Company’s environment, health, safety, and security (“EHS&S”) risk management programs.

PEOPLE AND COMPENSATION COMMITTEE	Number of Meetings in 2023: 6

KEY RESPONSIBILITIES:

•

Retains any compensation consultants that the People and Compensation Committee, in its sole discretion, deems appropriate to fulfill its duties and responsibilities; sets the compensation and oversees the work of the consultants, including approval of an applicable executive compensation peer group.

•	Assesses current and future senior leadership talent for Company officers.

•	Assists the Board in the CEO succession planning process.

•	Reviews and approves the Company’s programs for executive development, performance, and skills evaluations.

•	Evaluates the Company’s progress on inclusions, diversity and equity initiatives and aspirations no less than annually.

•

Reviews and approves the goals and objectives relevant to the CEO’s compensation, oversees the performance evaluation of the CEO based on such goals and objectives, and, together with the other independent members of the Board of Directors, determines and approves the CEO’s compensation based on this evaluation.

•	Determines the compensation and employment arrangements of the Company’s executive officers other than the CEO.

•	Evaluates the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, including strategies that could mitigate any such risk.

•	Works with management to develop the Compensation Discussion and Analysis and other compensation disclosures for inclusion in the Company’s SEC filings.

•	Evaluates the voting results from say-on-pay or other compensation stockholder proposals.

•	Recommends non-employee directors’ compensation to the Board of Directors.

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CORPORATE GOVERNANCE

SUSTAINABILITY AND INNOVATION COMMITTEE (“S&I”)	Number of Meetings in 2023: 6

KEY RESPONSIBILITIES:

•

Oversees and assesses all aspects of the Company’s science and technology capabilities in all phases of its activities in relation to its strategies and plans, including the development of key technologies and major science-driven innovation initiatives essential to the long-term success of the Company.

•

Makes recommendations to the Board and the management of the Company to continually enhance the Company’s science and technology capabilities, including reviewing the Company’s external science and technology alliances and licensing arrangements.

•

Assesses the effectiveness of, and advises the Board on, corporate responsibility programs and initiatives, and sustainability policies and programs and matters impacting the Company’s public reputation.

•	Monitoring climate change and biodiversity risks, plans, and targets, and review the progress against such targets no less than annually.

•	Reviews and provides input to management regarding the management of current and emerging sustainability trends and reports periodically to the Board on sustainability matters affecting the Company.

2023 Committee Membership

All of our standing committees consist entirely of independent directors. Therefore, Mr. Magro does not serve as a member of any of our standing Committees. A list of the independent directors and their respective Committee memberships for 2023 is set forth below. Ms. Giesselman became the Governance and Compliance Committee chair effective February 20, 2024.

2023 Committee Membership

Director	Audit	Governance and Compliance	People and Compensation	S&I
Lamberto Andreotti			🌑C	🌑
Klaus A. Engel	🌑	🌑
David C. Everitt		🌑		🌑
Janet P. Giesselman		🌑		🌑
Karen H. Grimes	🌑		🌑
Michael O. Johanns		🌑		🌑
Rebecca B. Liebert			🌑	🌑C
Marcos M. Lutz			🌑	🌑
Nayaki R. Nayyar	🌑	🌑
Gregory R. Page	🌑	🌑C
Kerry J. Preete			🌑	🌑
Patrick J. Ward	🌑C		🌑

C = Chair

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RELATED PERSON TRANSACTIONS

OUR POLICIES

The Board adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Governance and Compliance Committee (or any other committee comprised of independent directors designated by the Board) reviews the relevant facts of all proposed Related Person Transactions and either approves, disapproves, or ratifies the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)	the commercial reasonableness of the transaction;

(ii)	the materiality of the Related Person’s direct or indirect interest in the transaction;

(iii)	whether the transaction may involve a conflict of interest, or the appearance of one;

(iv)	whether the transaction was in the ordinary course of business; and

(v)	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No Director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of Corteva and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance and Compliance Committee for ratification. If the Governance and Compliance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under Corteva’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which:

(i)	Corteva (and/or its subsidiaries) was, is, or will be a participant;

(ii)	the aggregate amount involved exceeds $120,000 in any fiscal year; and

(iii)	any Related Person had, has, or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of Corteva’s last fiscal year was:

(i)	a director or an executive officer of Corteva or a nominee to become a director of Corteva;

(ii)	any person who is known to be the beneficial owner of more than 5% of any class of Corteva’s outstanding common stock; or

(iii)	any immediate family member of any of the persons mentioned above.

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SUSTAINABILTY AND OUR VALUES

OVERVIEW

Food is at the core of human needs and a critical resource for socioeconomic development. While our world is growing, our food resources are not. Therefore, Corteva is focused on continuing to drive sustainable innovation that brings progress and prosperity for future generations through sustainable food production. For us this means more than expanding the food supply. It also encompasses social, economic, and ecological considerations critical to achieving global food security, which is why we have built our sustainability programs around four focus areas: sustainable innovation; biodiversity; climate; and inclusion, diversity, and equity. As part of these programs, we’re encouraging sustainable planting methods by developing corn hybrids resistant to insects, diseases and herbicides, developing selective crop protection applications that limit impacts to the environment, and building an innovative workforce to design the advanced technologies that will provide growers with the tools to farm in a world with less arable land and more unpredictable weather conditions.

Corteva believes that companies contribute to sustainable growth efforts by engaging in regular, open dialogue with stakeholders about community and company issues and working together to solve problems. This includes our stockholders. In 2023, our directors and members of management continued our engagement efforts by meeting with stockholders representing approximately 40% of our common stock, outstanding as of December 31, 2023. While some stockholders declined to engage with us at that time, Corteva’s management and, in some circumstances, members of its Board, attended meetings to discuss the Company’s business and innovation strategy, sustainability initiatives, human capital management practices and corporate governance policies.

Sustainability initiatives are overseen by our Board and its committees. Our Sustainability and Innovation Committee regularly monitors the Company’s sustainability measures and efforts, and provides oversight of the risks related to climate change and the Company’s innovation pipeline, while our Governance and Compliance Committee retains oversight of our ethics, compliance and safety programs, which reinforce our values. Our People and Compensation Committee oversees the Company’s succession planning process, along with its human capital management and inclusion, diversity, and equity strategies. Sustainability, ethics, and diversity, inclusion, and equity matters are supported by the Company’s executive leadership team who make recommendations to our Board and committees and ensure alignment of sustainability initiatives with the Company’s strategy. Our executive leadership team is supported by senior management committees that make recommendations to our executive leadership team, and also implement the Company’s sustainability initiatives.

Winning Aspiration and Values

We aspire to be the leader of innovative sustainable solutions for growers worldwide, today and tomorrow in order to become the world’s most valuable agriculture solutions company. In order to achieve this aspiration, we focus on promoting a culture and managing our business in a manner that fosters innovation by promoting our values, which are striving to:

•	Enrich Lives: We commit to enhancing lives and the land.
•	Stand Tall: We are leaders and act boldly; we accept the challenges that confront our industry as our own and will step up to ensure that agriculture progresses and thrives.
•	Be Curious: We innovate relentlessly.
•	Build Together: We grow by working together.
•	Be Upstanding: We always do what’s right, maintaining high ethical standards and conducting business safely and transparently.
•	Live Safely: We embrace safety and the environment in all we do.

Transparency and Accountability

Corteva provides transparency to its stakeholders on sustainability through its sustainability reports, which include disclosures responsive to the Global Reporting Initiative (“GRI”), Sustainability Accounting Standards Board (“SASB”),

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ESG INITIATIVES AND OUR VALUES

and the Task Force on Climate-Related Financial Disclosures (“TCFD”). In 2023, Corteva participated in two Task Force on Nature-related Financial Disclosures (“TNFD”) pilots to guide the development of the TNFD and to better understand our nature-related opportunities and dependencies, as well as how to integrate nature-related risks into our decision-making processes. More information may be found in our next sustainability report, which is expected to be published in early April 2024 on our investor website, https://investors.corteva.com.

The Company’s sustainability programs and strategy is gaining the Company recognition for its efforts.

•  Corteva was named one of the “World’s Most Admired Companies” for 2024 by Forbes, ranking #1 in food production and #118 overall among a pool of approximately 1,500 U.S. and global companies.

•  Corteva was named a “Best Place to Work for Disability Inclusion”, for 2023 by the Disability Inclusion Index. The Disability Inclusion Index is the leading independent, third-party resource for the annual benchmarking of corporate disability inclusion policies and programs, with 70% of the Fortune 100 and nearly half of the Fortune 500 utilizing its benchmarking.

Ethical and Secure Supply Chains

Corteva’s largely multi-sourced supply chains are designed to be resilient and reflect the high expectations Corteva sets for its suppliers. Corteva expects its suppliers to act consistently with Corteva’s values and to abide by our Supplier Code of Conduct, which establishes our policies with respect to fair wages, discrimination, human rights, ethical procurement practices, record-keeping, and compliance with applicable laws. Corteva will not tolerate the use of child or forced labor in any of its global operations and facilities. We, likewise, expect our suppliers and contractors to uphold our principles with respect to child and forced labor. Our Supplier Code of Conduct and Child and Forced Labor Statement may be found under the “Supplier Center” section of our website: https://www.supplier-center.corteva.com/.

Political Activities

Corteva is committed to participating constructively in the political process with the ultimate goals of advancing and protecting the best interests of the Company, our stockholders, and employees. The political process significantly impacts Corteva through government policies, legislation, and regulatory decisions. We are fully committed to conducting our political activities ethically and in compliance with our policies and all applicable campaign finance laws and reporting requirements. In 2023, Corteva was named one of the top decile of companies in Wharton’s Zicklin Center for Political Accountability’s “CPA-Zicklin Index” earning trendsetter status for its high level of transparency. More information related to Corteva’s policies and its political spending can be found at: https://www.corteva.com/who-we-are/political-disclosures.html.

Human Capital Management

We believe that attracting, retaining, and developing members of our workforce is key to the sustainability of our business and developing our pipeline for leadership. Our leadership is focused on fostering an environment in which employees are contributing fully and able to win for themselves, for Corteva and for our customers and stockholders. Corteva aims to attract the best employees, to retain those employees through offering career development and training opportunities while also prioritizing their safety and wellness in an inclusive and productive work environment. In order to promote this environment, Corteva prioritizes professional development and inclusion, diversity, and equity initiatives, and then monitors their effectiveness by measuring employee engagement, employee representation, and pay equity, along with reviews of its leadership succession pipelines.

We believe by supporting inclusion, diversity, and equity initiatives for employees of all backgrounds, Corteva can retain and attract the best talent and nurture a workforce with a greater variety of skills, perspectives, backgrounds and experiences, which we expect to foster the diversity of thought needed to drive our innovative culture into the future.

Led by Corteva’s Chief Human Resources and Diversity Officer, Corteva has undertaken the following inclusion, diversity and equity practices set forth in the table below. For more information on Corteva’s inclusion, diversity and equity (ID&E) practices, see Corteva’s website, www.corteva.com/who-we-are/our-diversity.html.

16 | Corteva 2024 Proxy Statement

ESG INITIATIVES AND OUR VALUES

Inclusion, Diversity, and Equity Approach

Corteva seeks to foster an inclusive work environment that attracts and retains the best talent, so we can continue to be a workplace that can drive agricultural innovation. In order to attract and retain the best talent, Corteva strives to invest in human capital for the long-term, to promote and monitor its culture and inclusion, in order to prevent discrimination. To this end, Corteva:

•  Maintains a Code of Conduct that prohibits discrimination

•  Conducts periodic gender and racial pay equity studies

•  Publishes our EEO-1 reports publicly on our website

•  Does not mandate employee arbitration with respect to employee discrimination or harassment claims

•  Provides a global parental leave policy

•  Conducts annual employee engagement surveys to monitor employee engagement and the inclusivity and ethics of the Company’s culture and management

The Company’s inclusion efforts are supported by nine business resource groups. These business resource groups are open to all employees and implement programs focused on embracing the similarities and differences of people, cultures, and ideas, and fostering the professional development and engagement of their members.

The People and Compensation Committee conducts regular reviews of the Company’s leadership pipelines for its business lines and critical functions. During these reviews, long-term and emergency succession plans, talent development, and the diverse representation within the leadership pipeline is evaluated. Corteva’s management supports employee professional and personal growth through learning through various programs and efforts described in the table below.

Talent Development

•  Developing talent through self-service courses and customized curriculums — providing resources to strengthen our workforce’s professional skills

•  Encouraging employees to grow their networks by collaborating with partners across a quickly evolving agriculture landscape

•  Career planning, that provides a clear path for progress, with experiences built to develop future leaders

•  Paid tuition program and opportunities to attend industry shaping events

•  Offering competitive total rewards, meaningful work, and learning opportunities that feed personal growth and well-being

Corteva 2024 Proxy Statement | 17

AGENDA ITEM 1:

ELECTION OF DIRECTORS

BOARD COMPOSITION

Our Board is elected annually and currently consists of thirteen members, with Mr. Page serving as its Chair.

Our Board believes in maintaining a diverse and well-rounded membership, complete with qualifications, skills, and experience that support not only the Company’s business needs, but that also provide a current, holistic approach to the Company’s business model as a whole. Our Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board is committed to diversity and inclusion at the Board level and has taken steps to identify and attract diverse candidates with respect to skills, experience, education, gender, ethnicity, race, nationality, and age, skills, and experience in the context of the needs of the Board in the pool of potential candidates under consideration, while balancing the need to identify and attract candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members through regular refreshment of our Board.

The Governance and Compliance Committee, along with our Board, believe that our stockholders benefit from a Board drawing upon a broad array of experiences and backgrounds. Consistent with our priorities, the Board has nominated a diverse slate of candidates consisting of: Lamberto Andreotti; Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Karen H. Grimes; Michael O. Johanns; Rebecca B. Liebert; Marcos M. Lutz; Charles V. Magro, Nayaki R. Nayyar; Gregory R. Page; Kerry J. Preete; and Patrick J. Ward. The below metrics regarding our director nominee slate demonstrates the results of our ongoing refreshment priorities.

Gender Diversity	Ethnic/Racial Diversity	Non-U.S. Born
92% Independence	4.1 years Average Tenure	64 years Average Age

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AGENDA ITEM 1: ELECTION OF DIRECTORS

The Governance and Compliance Committee and the Board carefully considered the qualifications, skills, and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background, attributes, and experience that are represented on our Board:

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX	Andreotti	Engel	Everitt	Giesselman	Grimes	Johanns	Liebert	Lutz	Magro	Nayyar	Page	Preete	Ward

Skills and Experience

C-Suite Executive Leadership Experience Business and strategic management experience from service in a significant leadership position, such as CEO, CFO or other senior executive role	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑

Other Public Company Board Service (within last 5 years)

Experience serving on the boards of other public companies, which provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting shareholder interests

	🌑		🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑

Agriculture and/or Chemical Industry Experience In-depth knowledge of our industry, operations, and competitive environment		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑

Accounting/Finance/Financial Reporting Expertise

Experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or experience actively supervising such person(s); possessing deep financial literacy and understanding of financial reporting, budgeting, and financial strategy

	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑

Capital Markets Expertise

Experience and understanding of capital markets, their structure, and how to best participate in such markets; in-depth understanding of investor perspectives; significant merger and acquisition experience

	🌑	🌑			🌑			🌑	🌑		🌑		🌑

Science and Innovation Strong science/biotech background and/or R&D experience	🌑	🌑	🌑	🌑			🌑		🌑	🌑		🌑

Information Technology/Cybersecurity/
Digital/Artificial Intelligence

Experience with driving technological innovation for business efficiency and revenue opportunities; experience managing/mitigating cybersecurity risks

			🌑	🌑			🌑		🌑	🌑		🌑

Government/Regulatory Experience with regulated businesses, regulatory requirements and interacting with regulators and members of government or prior service in government	🌑			🌑		🌑		🌑	🌑		🌑	🌑	🌑

Human Capital/Talent Management Experience with compensation, attracting and retaining top talent, development and succession planning	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

International/Global Business Experience Global business experience, including managing and growing organizations outside the U.S.	🌑	🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑	🌑	🌑

Environmental/Sustainability/
Corporate Responsibility

Experience in managing environmental, corporate responsibility and sustainability initiatives and their relationship to the company’s business and strategy

	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑		🌑	🌑

Corteva 2024 Proxy Statement | 19

AGENDA ITEM 1: ELECTION OF DIRECTORS

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX	Andreotti	Engel	Everitt	Giesselman	Grimes	Johanns	Liebert	Lutz	Magro	Nayyar	Page	Preete	Ward

Diversity Attributes

Female				🌑	🌑		🌑			🌑

Male	🌑	🌑	🌑			🌑		🌑	🌑		🌑	🌑	🌑

American Indian or Native Alaskan

Asian										🌑

Black or African American

Hispanic or Latino								🌑

Native Hawaiian or Pacific Islander

White	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑		🌑	🌑	🌑

Non-U.S. born or Non-U.S. citizen	🌑	🌑						🌑	🌑	🌑		🌑	🌑

LGBTQ+	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)
(1)	NI= Not-Identified. While we annually survey the diversity attributes of our Board, directors retain the right not to self-identify.

RECOMMENDATIONS AND NOMINATIONS FOR DIRECTOR

In accordance with the recommendation of the Governance and Compliance Committee, the Board has nominated each of its 13 director nominees to serve for a one-year term that expires at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Meeting”), or until their successors are elected and qualified. Each of the director nominees has expressed his or her willingness to serve.

The Board unanimously recommends a vote FOR the election of ALL of the named director nominees as Directors of the Board.

The Company benefits from an experienced, engaged, diverse, and independent board of directors with directors that have a deep knowledge of the Company’s business. Assuming each of the Board’s nominees is elected, our Board will consist of thirteen highly qualified directors, twelve of whom will be independent. Collectively, the Board reflects the diversity of operational expertise and experience necessary to oversee the Company’s strategic direction, operational execution and performance enhancements, and efforts to drive long-term stockholder value.

As provided by Article 2.7 of the Company’s Bylaws, directors will be elected by a vote of a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee. In an uncontested election, abstentions and broker non-votes will not be counted as votes cast either for or against the nominees and therefore will have no effect on the election of the nominees.

Under the Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Governance and Compliance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting information, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided.

The NYSE rules do not permit brokers with discretionary authority to vote in the election of directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will abstain from voting on your behalf and your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Information in the biographies summarizes key qualifications and attributes as they apply to the individual director nominees to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement. Each nominee has consented to serve if elected.

Lamberto Andreotti
Age 73 Retired Chairman and Chief Executive Officer, Bristol-Myers Squibb Company Director Since: June 2019 Corteva Committees: • People & Compensation (Chair) • Sustainability & Innovation

Skills and Expertise

As the former chief executive officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance, and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing, and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

Career Highlights

Mr. Andreotti is the former chairman of the board and chief executive officer of Bristol-Myers Squibb Company, a global, innovative healthcare company. He served as chairman at Bristol-Myers Squibb from May 2015 to May 2017 and chief executive officer from May 2010 to May 2015. Mr. Andreotti previously served as its president and chief operating officer responsible for all of Bristol-Myers Squibb’s pharmaceutical operations worldwide. He joined Bristol-Myers Squibb’s board of directors in 2009, and led a broad range of businesses and regions after joining the company in 1998. Mr. Andreotti has served as a member of the board of directors of UniCredit S.p.A. since April 2018 and was appointed deputy chairman in April 2021. Mr. Andreotti will retire from UniCredit’s board of directors effective April 17, 2024. Mr. Andreotti served as a director of DowDuPont Inc. from September 2017 until June 2019 when he joined Corteva’s Board.

Klaus A. Engel, Ph.D.
Age 67 Retired Chief Executive Officer, Evonik Industries AG Director Since: June 2019 Corteva Committees: • Audit • Governance & Compliance

Skills and Expertise

Dr. Engel’s experience as the chief executive officer of two different chemical companies provides our Board with expertise of a global-minded leader with strong corporate governance skills and with experience overseeing R&D and innovation. He also brings a depth of experience in finance, capital management, sustainability, and accounting and managing multi-national chemical organizations outside the United States.

Career Highlights

Dr. Engel is the former chief executive officer of Evonik Industries AG, a specialty chemical manufacturer, from 2009 to 2017, and previously was chief executive officer of Degussa AG, a predecessor to Evonik from 2006 to 2009. Prior to that, Dr. Engel was chief executive officer of Brenntag AG/ Mülheim, a global chemical distribution company, since 2001. Earlier in his career, he held various senior positions in R&D, production, marketing, and strategy planning at Chemische Werke Hüls/Marl, VEBA AG, Düsseldorf and Stinnes AG and Mülheim an der Ruhr. Dr. Engel has been a member of the supervisory board of National-Bank, Essen since 2011 and joined the advisory board of Ruhr-University, Bochum, Germany in 2018. He is honorary professor at University of Duisburg/Essen and member of the board of trustees of Bonner Akademie für angewandte Politik at University of Bonn.

Corteva 2024 Proxy Statement | 21

AGENDA ITEM 1: ELECTION OF DIRECTORS

David C. Everitt
Age 71 Retired President, Agricultural and Turf Division of Deere & Co. Director Since: March 2021 • Governance & Compliance • Sustainability & Innovation

Skills and Expertise

As the former President of Deere & Company’s largest division, Mr. Everitt brings innovation experience, agriculture industry knowledge, and global operations expertise to our Board. Mr. Everitt also has significant manufacturing and marketing knowledge, along with public company board experience.

Career Highlights

Mr. Everitt has served on the board of directors and the lead independent director of Enviri Corporation (formerly, Harsco Corporation), an industrial services and engineering company that provides environmental solutions and innovative technology for the rail sector, since October 2018. At Enviri, he also served as non-executive chairman, from August 2014 to October 2018 and as a director, since 2010. From February 2014 to July 2014, Mr. Everitt also served as interim president and chief executive officer of Harsco. Mr. Everitt had an extensive career at Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, where he worked from 1975 until his retirement in September 2012. At Deere, he held many executive positions, including as president, agricultural and turf division – North America, Asia, Australia, and Sub-Saharan and South Africa, and global tractor and turf products, from 2009 to 2012, president, agricultural division – North America, Australia, Asia and global tractor and implement sourcing, from 2006 to 2009, and president, agricultural division – Europe, Africa, South America and global harvesting equipment sourcing, from 2001 to 2006. Mr. Everitt has served on the boards of directors of Allison Transmission Holdings, Inc., a designer and manufacturer of vehicle propulsion solutions, since August 2014 and the Brunswick Corporation, a global designer, manufacturer, and marketer of recreational marine products, since July 2012. Previously, Mr. Everitt served on the board of directors of Agrium Inc., a retail supplier of agricultural products and services, from February 2013 until its merger with the Potash Corporation of Saskatchewan Inc. to form Nutrien Ltd., a Canadian fertilizer company, in January 2018, and then remained on the board of directors of Nutrien, from January 2018 to August 2020.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Janet P. Giesselman
Age 69 Retired President & General Manager, Dow Oil & Gas Director Since: March 2021 Corteva Committees: • Governance & Compliance (Chair) • Sustainability & Innovation

Skills and Expertise

Ms. Giesselman brings to the Board significant leadership experience as a senior executive in the agricultural and chemicals industry. She has a scientific educational background, including bachelor of science and master of science degrees in biology and plant pathology, respectively. Ms. Giesselman has substantial public company board experience, along with expertise in growth strategies and innovation.

Career Highlights

Ms. Giesselman is an experienced public company director who has previously held a number of senior leadership positions for The Dow Chemical Company, from 2001 to 2010, including president and general manager of Dow Oil & Gas, business vice president of Dow Latex, and as a vice president of Dow AgroSciences. From 1981 to 2001, Ms. Giesselman held sales, marketing, and strategic planning roles at Rohm and Haas Company, a specialty and performance materials company, including regional business director, agricultural, from 1998 to 2001. Ms. Giesselman has served on the board of directors of McCain Foods Ltd., a privately held global supplier of french fries, since June 2014; Twin Disc, Inc., a provider of power transmissions for marine, oil & gas and industrial uses, since June 2015; and Ag Growth International, Inc., a leading manufacturer of grain handling, storage and conditioning equipment, since 2013, and was appointed chair of its board of directors effective May 2023. Ms. Giesselman previously served on the board of directors of GCP Applied Technologies Inc., a global provider of construction products, from May 2020 until it was acquired by Saint-Gobain in September 2022; Avicanna Inc., a leader in innovative biopharmaceutical advances from June 2019 to May 2021, and OMNOVA Solutions Inc., a global provider of emulsion polymers, specialty chemicals and decorative & functional surfaces, from March 2015 until it was acquired by Synthomer in April 2020.

Corteva 2024 Proxy Statement | 23

AGENDA ITEM 1: ELECTION OF DIRECTORS

Karen H. Grimes
Age 67 Retired Partner, Senior Managing Director & Equity Portfolio Manager, Wellington Management Company Director Since: March 2021 Corteva Committees: • Audit • People & Compensation

Skills and Expertise

Ms. Grimes work experience brings strong financial acumen, investment expertise and a returns-focused mindset to Corteva’s Board. Additionally, the Board will benefit from her extensive executive-level experience and leadership abilities and deep understanding of financial accounting and internal financial controls. Ms. Grimes also provides significant risk management experience and provides a valuable investor-oriented perspective to the Board.

Career Highlights

Ms. Grimes was senior managing director, partner, and equity portfolio manager at Wellington Management Company LLP, an investment management firm, from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of director of research and equity analyst at Wilmington Trust Company, a financial investment and banking services firm from 1988 to 1995. Before that, Ms. Grimes was a portfolio manager and equity analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes holds the Chartered Financial Analyst designation. Ms. Grimes began her career as a field engineer in the Atlanta office at IBM after serving for three years in the U.S. Army. Ms. Grimes also has served as a director of Toll Brothers, Inc. and TEGNA, Inc. since March 2019 and February 2020, respectively.

Michael O. Johanns
Age 73 Retired United States Senator, Nebraska and former U.S. Secretary of Agriculture Director Since: June 2019 Corteva Committees: • Governance & Compliance • Sustainability & Innovation

Skills and Expertise

As a former U.S. Senator and governor, Mr. Johanns has developed significant leadership qualities from his service in state and federal government, which are valuable to our Board. Additionally, as a result of the breadth of his experiences in law, governance, and other areas of oversight while serving as a partner of a law firm and in his various government roles, including as U.S. Secretary of Agriculture, he developed subject matter knowledge in the areas of agriculture, banking, commerce, and foreign trade.

Career Highlights

Mr. Johanns served as a U.S. Senator from Nebraska from 2009 until 2015. In the 111th-113th Congresses, his committee assignments included Agriculture, Appropriations, Banking, Commerce, Veterans Affairs, Indian Affairs, and Environment & Public Works. He was United States Secretary of Agriculture from 2005 until 2007 and was twice elected Governor of Nebraska, serving from 1999 until 2005. Mr. Johanns has served on the board of directors of Deere & Company since 2015. He previously served as a director of Burlington Capital/ATAX from May 2015 until September 2019. Mr. Johanns serves on several advisory councils and boards of directors related to advancing agriculture policy, farmer financing, and renewable energy, including the Farm Foundation, the Flinchbaugh Center for Ag Policy at Kansas State University, Ag America Lending, and the Center for Infrastructure and Economic Development, where he is a national co-chair.

24 | Corteva 2024 Proxy Statement

AGENDA ITEM 1: ELECTION OF DIRECTORS

Rebecca B. Liebert, Ph.D.
Age 56 President & Chief Executive Officer, The Lubrizol Corporation Director Since: June 2019 Corteva Committees: • People & Compensation • Sustainability & Innovation (Chair)

Skills and Expertise

As a chief executive officer at an international chemical manufacturer, Dr. Liebert brings significant leadership skills to the Board and contributes her experiences managing human capital, technology, and scientific development at international organizations.

Career Highlights

Dr. Liebert became president and chief executive officer of The Lubrizol Corporation in October 2022. Lubrizol is a provider of specialty chemicals for the transportation, industrial and consumer markets. Prior to this appointment, Dr. Liebert was an executive vice president at PPG Industries, a publicly traded global manufacturer of paints, coatings, and specialty materials from October 2019 to September 2022. Dr. Liebert joined PPG in June 2018 and served as senior vice president automotive coatings until taking the executive vice president role in October 2019. Prior to PPG, Dr. Liebert spent a decade at Honeywell in senior roles including most recently serving as president and chief executive officer of Honeywell UOP, which develops technology for the petroleum refining, gas processing, petrochemical production, and major manufacturing industries. She started her career at Honeywell in the Electronic Materials business and moved to UOP in 2012. Earlier, she spent two years at Alcoa as president of Reynolds Food Packaging and started her career at NOVA Chemicals. In February 2022, Dr. Liebert was elected to the National Academy of Engineering, one of the engineering profession’s most prestigious distinctions.

Marcos M. Lutz
Age 54 Chief Executive Officer, Ultrapar Participacões S.A. Director Since: June 2019 Corteva Committees: • People & Compensation • Sustainability & Innovation

Skills and Expertise

Mr. Lutz’s professional experience provides him significant knowledge of the agricultural business and business operations, logistics, and marketing in Brazil, which enables him to contribute his expertise in corporate leadership, strategic analysis, operations, and executive compensation matters.

Career Highlights

Mr. Lutz was named chief executive officer of Ultrapar Participações S.A., a Brazil-based conglomerate operating in the sectors of fuel distribution, specialty chemicals, liquid bulk storage and pharmacies, effective January 2022, and served as a member of Ultrapar’s board of directors from April to December 2021. Previously, Mr. Lutz was chief executive officer of Cosan Limited, a Brazil-based holding company that operates in strategic sectors including agribusiness, fuel and natural gas distribution, lubricants and logistics, from April 2015 to April 2020, and served as a director of Cosan from December 2009 to June 2020. Prior to joining Cosan, he held senior leadership roles at Companhia Siderurgica Nacional (CSN) SA, most recently serving as vice president of infrastructure and energy with responsibility for the company’s hydroelectric plants, logistics, railways and port terminals. Prior to that, he was the chief operating officer for Ultracargo S.A., Ultra Group’s logistics subsidiary. Mr. Lutz also currently serves on the board of Votorantim SA, a Brazil-based conglomerate mainly operating in the mining and metals, energy and banking sectors, since April 2021. Mr. Lutz previously served as a director at Monsanto Company from May 2014 to June 2018.

Corteva 2024 Proxy Statement | 25

AGENDA ITEM 1: ELECTION OF DIRECTORS

Charles V. Magro
Age 54 Chief Executive Officer, Corteva, Inc. Director Since: November 2021 Corteva Committees: • None

Skills and Expertise

Mr. Magro brings over 20 years of combined agricultural and chemical experience to our Board. His work experience also brings to the Board significant experience in mergers and acquisitions, restructuring, managing human capital and international business.

Career Highlights

Mr. Magro was appointed chief executive officer and director of Corteva on November 1, 2021. Prior to joining Corteva, he served as president and chief executive officer of Nutrien Ltd. (“Nutrien”) from the company’s launch in 2018 until April 2021. From 2014 to 2018, Mr. Magro served as president and chief executive officer of Agrium Inc., which merged with Potash Corporation of Saskatchewan to create Nutrien. As president and chief executive officer of Nutrien, Mr. Magro led more than 27,000 employees to achieve best-in-class engagement, top safety performance and exceptional business results. He also led the company through numerous merger and acquisition transactions, expanding globally and restructuring the industry. Prior to this role, he held a variety of other key leadership positions with the company, including chief operating officer, chief risk officer, executive vice president of corporate Development, and Vice President of Manufacturing. He joined Agrium in 2009 following a productive career with NOVA Chemicals. Mr. Magro has served on the board of directors of Ingredion Inc., a global provider of ingredient solutions to the food and beverage manufacturing industry since May 2022. Mr. Magro previously served on the Canada Pension Plan Investment Board from 2018 until March 2022.

Nayaki R. Nayyar
Age 53 Chief Executive Officer, Securonix, Inc. Director Since: February 2020 Corteva Committees: • Audit • Governance & Compliance

Skills and Expertise

Ms. Nayyar brings to our Board technical expertise in information technology, cybersecurity, artificial intelligence, and digital technologies, along with extensive experience in leading large teams in complex global organizations through acquisitions, technology transitions, and growth phases, each of which provide valuable insight to our Board with respect to the Company’s technology and growth strategies, and cost-savings initiatives.

Career Highlights

Ms. Nayyar was appointed chief executive officer and director of Securonix, Inc., a security intelligence solutions provider, in December 2022. Prior to this, Ms. Nayyar was the president and chief product officer of Ivanti, Inc., a software company specializing in IT asset management and cybersecurity until October 2022. Ms. Nayyar joined Ivanti in July 2020, as executive vice president and chief product officer. From October 2016 to June 2020, Ms. Nayyar served as president of digital services management at BMC Software, Inc., a leading enterprise software solutions provider. Prior to joining BMC Software, Inc., Ms. Nayyar served as general manager and global head of the internet of things (IoT) division of SAP SE, a leading provider of enterprise application software, from January 2016 to October 2016. She joined SAP SE in 2011, holding the positions of senior vice president, corporate strategy, from March 2011 to December 2011, and senior vice president, SAP cloud, customer engagement, from January 2012 to December 2015. Ms. Nayyar also served as vice president and chief technical officer, enterprise architecture and application services, at Valero Energy Corporation, an international petroleum company, from August 2000 to February 2011. Ms. Nayyar has served as a director of TD SYNNEX Corporation since September 2021 and previously served as a director of Veritone Inc. from October 2018 to December 2022.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Gregory R. Page
Age 72 Retired Chairman and Chief Executive Officer, Cargill, Incorporated Director Since: June 2019 Corteva Committees: • Audit • Governance & Compliance

Skills and Expertise

As the retired chairman and former chief executive officer of one of the largest global agricultural corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets and agriculture, and a thorough familiarity with the key operating processes of a major corporation, including financial systems, global market dynamics, and succession management. Mr. Page’s experience and expertise provide him valuable insight on financial, operational, and strategic matters and make him well-positioned to serve as Corteva’s Chair.

Career Highlights

Mr. Page is the retired chairman and chief executive officer of Cargill, Incorporated. He served as executive director of Cargill from September 2015 to August 2016, as executive chairman from December 2013 to September 2015, chief executive officer from June 2007 to December 2013, and President from 2000 to 2007. He was elected to the Cargill board of directors in August 2000 and elected chairman of the board in September 2007. Mr. Page joined Cargill in 1974 and over the years held a number of positions in the United States and Singapore, including within its beef and pork processing operations and the Financial Markets Group. Mr. Page serves as a member of the board of directors of: Eaton Corporation plc (since 2003), where he was elected lead independent director in 2022; Deere & Company (since 2013); and 3M (since 2016). He is former chair of the board of directors of Big Brothers Big Sisters of America and former president of the Northern Star Council of the Boy Scouts of America and continues to serve on both boards. He also serves on the board of Alight (formerly known as the American Refugee Committee).

Kerry J. Preete
Age 63 Retired Executive Vice President and Chief Strategy Officer, Monsanto Company Director Since: March 2021 Corteva Committees: • People & Compensation • Sustainability & Innovation

Skills and Experience

Mr. Preete brings to the Board broad business and regulatory acumen and deep knowledge of agricultural products, chemicals, and technology-based solutions from his decades of executive leadership and public chemical company board experiences.

Career Highlights

Mr. Preete had an extensive career at the Monsanto Company, where he worked for over thirty years in roles of increasing responsibility. Mr. Preete served as the executive vice president and chief strategy officer for Monsanto, from 2010 until his retirement in June 2018, and agreed to stay on as an employee of Bayer AG after Monsanto’s acquisition through December 2018. Prior to that, Mr. Preete served as the president of global crop protection and chemicals, from 2009 to 2010, as the vice president of international crops business, from 2008 to 2009, as the president of seminis vegetable seeds, from 2005 to 2008, as the vice president of U.S. markets, from 2001 to 2005, as the vice president of global product management, from 1999 to 2001, and as the director of global product stewardship and chemicals, from 1998 to 1999. Earlier in his career at Monsanto, Mr. Preete held various position in the marketing and distribution groups, from 1985 to 1998, including as U.S. marketing director. Mr. Preete has served on the board of directors of Avient Corporation (f/k/a PolyOne Corporation), a specialized provider of polymer materials, services and solutions, since December 2013, and previously served on the board of directors of Univar Solutions Inc., a global chemical and ingredient distributor, from May 2018 until its acquisition by Apollo Funds in August 2023.

Corteva 2024 Proxy Statement | 27

AGENDA ITEM 1: ELECTION OF DIRECTORS

Patrick J. Ward
Age 60 Retired Chief Financial Officer, Cummins Inc. Director Since: June 2019 Corteva Committees: • Audit (Chair) • People & Compensation

Skills and Expertise

From his experiences as chief financial officer and in management of a global public company, Mr. Ward brings in depth of skills with respect to complex financial reporting, finance, and public accounting. Mr. Ward also provides significant capital markets, investment management, and investor relations experience.

Career Highlights

Mr. Ward served as chief financial officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies, from May 2008 until March 2019. He held a broad range of financial leadership positions after joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller. Mr. Ward has served a director of Flex, Ltd., a global contract manufacturing services provider, since January 2022. Mr. Ward served as a director of DowDuPont, Inc. from September 2017 until June 2019 when he joined Corteva’s Board.

✔	AGENDA ITEM 1: ELECTION OF DIRECTORS The Board of Directors recommends that you vote FOR all 13 director nominees.

28 | Corteva 2024 Proxy Statement

AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

Corteva compares its non-employee director compensation programs, designs, and compensation elements to the same peer group used for executive compensation, as described in the “Peer Group and Benchmarking” section of the Compensation Discussion and Analysis. Corteva targets the median compensation of the peer group for all director compensation elements. The following tables provide information concerning the compensation provided to Corteva’s non-employee directors in 2023.

Non-Employee Directors’ Fees

The 2023 directors’ fees as stated below are paid only to directors who are not employees of Corteva. An overview of the 2023 Compensation Elements is provided below. Equity retainers or fees for 2023 were issued as restricted stock unit (“RSUs”) that will vest on the first anniversary of the grant date.

Compensation Element	($)

Cash Retainer	130,000

Equity Retainer	170,000

Total Retainer	300,000

Board Chair Cash Retainer	80,000

Board Chair Equity Retainer	120,000

Total Board Chair Retainer	200,000

Annual Committee Chair Fees

Audit	35,000

People & Compensation	25,000

All Other	20,000

Director Compensation for 2023

The directors’ annual cash retainers, chair fees and equity retainers for 2023 are set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(b)	Total ($)

Lamberto Andreotti	155,000	170,300	—	300	325,600

Klaus A. Engel	130,000	170,300	—	300	300,600

David C. Everitt	130,000	170,300	—	300	300,600

Janet P. Giesselman	130,000	170,300	—	300	300,600

Karen H. Grimes	130,000	170,300	—	300	300,600

Michael O. Johanns	130,000	170,300	—	300	300,600

Rebecca B. Liebert	150,000	170,300	—	300	320,600

Marco M. Lutz	130,000	170,300	—	300	300,600

Nayaki R. Nayyar	130,000	170,300	—	300	300,600

Gregory R. Page	230,000	290,186	—	300	520,486

Kerry J. Preete	130,000	170,300	—	300	300,600

Patrick J. Ward	165,000	170,300	—	300	335,600
(a)

The number of RSUs granted was determined by dividing the value of the 2023 grant ($170,000) by the closing price of Corteva common stock on the grant date and rounding up to the next multiple of 10. The RSU grant for all directors had a full grant date fair value of $61.48 per share with a total value of $170,300 in accordance with the same standard applied for financial accounting purposes. The RSU grant to Mr. Page had a total value of $290,186, as it included the portion of his Board Chair Retainer which is delivered in the form of equity.

(b)	Includes accidental death and disability insurance premiums

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Non-Employee Directors Stock Grant

On April 21 2023, the Board granted equity retainer RSU awards, which will vest in their entirety on the first anniversary of the grant date. Each non-employee director serving on the Board received a grant of 2,770 RSUs. Mr. Page, as Board chair, received a grant of 4,720 RSUs, which reflects the equity portion of his non-executive chair fee, as well as his non-employee director equity retainer award.

Non-Employee Directors Stock Ownership Guidelines

The Company’s stock ownership guidelines require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Equity is a key component of director compensation in order to align their interests with those of the Company’s stockholders. In order to ensure the non-employee directors meet the guidelines, the Company maintains a stock holding requirement that requires the director to hold all equity compensation until he or she meets the stock ownership guidelines. The equity retainer awards granted since the Company’s inception through 2021 will not vest until the non-employee director retires from the Board. Beginning in 2022, equity retainer awards vested in their entirety on the first anniversary of the grant date. As of December 31, 2023, the non-employee directors were in compliance with the stock ownership guidelines, or are anticipated to reach their guideline within the prescribed timeframe.

Non-Employee Directors Deferred Compensation Plan

Non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited or deferred to a Stock Accumulation and Deferred Compensation Plan for non-employee directors. Under the plan, a director may defer all or part of the Board retainer and Committee Chair fees in cash or stock units until retirement as a director or until a specified year in the future. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units.

Business Travel Accident Insurance for Non-Employee Directors

The Company maintains business travel accident insurance policies covering each non-employee director, which will cover accidental death and dismemberment if the director is traveling on Corteva business.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows the Equity Compensation Plan Information as of December 31, 2023 for Corteva, Inc.

	(1)	(2)	(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))

Equity Compensation Plans Approved by Security Holders	7,751,097	$33.81	10,203,653

Equity Compensation Plans not Approved by Security Holders	0	$—	0

Total	7,751,097	$33.81	10,203,653

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AGENDA ITEM 1: ELECTION OF DIRECTORS

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Corteva’s common stock as of March 1, 2024, except as noted, for (i) each Director of the Company, (ii) each nominee for director, (iii) each of our named executive officers listed in the Summary Compensation Table, (iv) all directors and executive officers as a group, and (v) each person beneficially owning more than 5% of the outstanding shares of Corteva’s common stock.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)

David J. Anderson	57,625		161,986	219,611	*

Lamberto Andreotti	2,979		2,795	5,774	*

Samuel R. Eathington	47,909		73,324	121,233	*

Klaus A. Engel	13,478		2,795	16,273	*

David C. Everitt	1,271		0	1,271	*

Janet P. Giesselman	458		0	458	*

Timothy P. Glenn	196,784		193,288	390,072	*

Karen H. Grimes	2,979		2,795	5,774	*

Michael O. Johanns	5,203		0	5,203	*

Robert D. King	13,847		35,835	49,682	*

Rebecca B. Liebert	3,023		2,795	5,818	*

Marcos M. Lutz	37,085		2,795	39,880	*

Charles V. Magro	114,977		118,108	233,085	*

Nayaki R. Nayyar	0		0	0	*

Gregory R. Page	10,542		0	10,542	*

Kerry J. Preete	2,500		0	2,500	*

Patrick J. Ward	3,007		0	3,007	*

All Directors and Executive Officers as a Group (20 persons)(d)	657,798		726,039	1,383,837	*

Certain Other Owners:

The Vanguard Group	80,338,904	(e)			11.7%

BlackRock, Inc.	53,895,896	(f)			7.8%
(a)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares, or shares held in trust for the benefit of the named party in the EIDP, Inc. Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)

This column includes any shares that the person could acquire through April 30, 2024, by (1) exercise of an option granted; (2) performance shares to be delivered; or (3) the vesting of restricted stock units. To the extent that these shares have not been issued as of the record date, they cannot be voted at the 2024 Meeting. For Mr. Glenn, includes 9,022 deferred stock units held in the Management Deferred Compensation Plan.

(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of March 1, 2024.
(d)	The address for all directors and executive officers is c/o Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, DE 19805.
(e)

Based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. The Vanguard Group has sole voting power over 0 shares, shared voting power over 882,594 shares, sole dispositive power over 77,349,567 shares, and shared dispositive power over 2,989,337 shares. The Vanguard Group‘s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(f)

Based on a Schedule 13G/A filed by BlackRock, Inc. on February 13, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. has sole voting power over 48,648,661 shares, sole dispositive power over 53,895,896 shares, and shared voting or dispositive power over 0 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.

*	Less than 1% of the total shares of Corteva common stock outstanding.

Corteva 2024 Proxy Statement | 31

COMPENSATION DISCUSSION AND ANALYSIS

This section summarizes the objectives and elements of Corteva’s executive compensation program and discusses and analyzes the 2023 compensation decisions by the Committee regarding our Named Executive Officers (“NEOs”). For 2023, Corteva’s NEOs are:

Charles V. Magro Chief Executive Officer

David J. Anderson Executive Vice President, Chief Financial Officer

Samuel R. Eathington, Ph.D. Executive Vice President, Chief Technology & Digital Officer

Timothy P. Glenn Executive Vice President, Seed Business Unit

Robert D. King Executive Vice President, Crop Protection Business Unit

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2023 SUMMARY PERFORMANCE

Corteva’s compensation philosophy is to provide pay for performance in support of our long-term business objectives, as well as the achievement of annual targets. Corteva has been focused on becoming the leading global integrated agriculture technology solutions company by providing best-in-class germplasm and traits in its seed segment, creating many new products from an innovative pipeline such as QromeTM corn trait and the EnlistTM soybean trait, and increasing our emphasis on higher-margin patented & differentiated products in our crop protection segment, including RinskorTM, ArylexTM, , and our spinosyns franchise. In the seed segment, we continued to grow margins and Enlist™ E3 soybeans reached about 58% penetration in the U.S. for 2023, making it the number one selling soybean technology in this geography. While the crop protection segment saw inventory destocking that created imbalances in typical demand patterns, new product sales of our sustainable innovations outpaced previous technologies. Corteva produced approximately 400 new products in 2024 and continued to strengthen the sustainability of its portfolio with 100% of its seed and crop protection product pipelines meeting Corteva’s sustainable innovation criteria, thereby meeting our sustainability innovation goal and putting us on track for continued success as a technological innovator.

Underpinning Corteva’s progress was strong seed growth for 2023, and disciplined expense management. Despite market volatility and disruptions, Corteva responded and continued to capture the value of its technology in a manner that more than offset headwinds from market-driven cost inflation for inputs and logistics, and teams delivered over $285 million in cost savings from productivity initiatives contributing to Corteva’s margin expansion. This strong performance and balanced capital allocation strategy allowed Corteva to deliver more than $1.2 billion to stockholders via dividends and share repurchases, while still making significant investments in sustainable innovation organically and inorganically through the investment of $1.5 billion in biological acquisitions, along with other capital projects to secure the Company’s future growth.

Corteva launched its strategy to accelerate growth and drive long-term shareholder value with a revised operating model to drive accountability and improve performance, along with initiating portfolio changes to continue our focus on high growth and margin accretive products and markets. Consistent with these changes, we also evolved our compensation program in 2023 to further align our executive management’s compensation programs with our strategy and our stockholders’ interests and feedback by introducing business unit EBITDA and EBITDA margins metrics. As expected, these executive compensation program design changes drove greater accountability and action throughout the organization. With respect to our business unit leaders, the program rewarded the strong success our seed segment had in extracting value for its portfolio, while recognizing the headwinds experienced by our stockholders as a result of the inventory restocking trends in crop protection.

INVESTOR FEEDBACK

Last year, our say-on-pay proposal received the support of approximately 94% of votes cast — a significant indication that our stockholders support our compensation philosophy and programs. While we were encouraged by the significant level of support, we continued with stockholder outreach efforts in 2023, and plan to continue these efforts during 2024, allowing our investors the opportunity to engage with Corteva’s leadership. In meetings with our directors, stockholders may also have the opportunity to speak to independent directors without members of management present. These meetings included institutional investor executives, governance leads, and portfolio managers, among others. We solicited feedback from stockholders regarding their views on our business and capital allocation strategies, corporate governance policies, sustainability initiatives, greenhouse gas emissions, and human capital management and compensation practices. The Board welcomed these opportunities to discuss our compensation program with stockholders and took that feedback into consideration as we continued to evolve our compensation program and other governance policies.

COMPENSATION PROGRAM PRINCIPLES

Corteva’s executive compensation programs are designed to attract, engage, reward, and retain the high-quality executives necessary to lead the Company and execute our business strategy in alignment with the best interests of

Corteva 2024 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS

stockholders. Corteva provides compensation through an appropriate mix of fixed and variable compensation, short-term and long-term incentives, and cash-based and equity-based pay. Its executive compensation programs typically target the market median for each of the key compensation components.

Corteva’s compensation programs are designed and administered to follow these core principles:

•	Reinforce Corteva’s business objectives and the creation of sustainable long-term stockholder value;
•	Align executives’ interests with stockholders’ interests by weighting a significant portion of compensation on long-term performance programs designed to drive sustained stockholder returns;
•	Establish a strong link between pay and performance that support growth and innovation without encouraging or rewarding excessive risk; and
•	Recognize and support outstanding individual performance and behaviors, consistent with clear goals and objectives.

We regularly review best practices in governance and executive compensation to evaluate that our programs align with our core compensation principles and company values. Our key compensation practices are outlined below.

34 | Corteva 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2023 COMPENSATION PRACTICES AND POLICIES

This section summarizes the objectives and elements of Corteva’s executive compensation program and discusses and analyzes the 2023 compensation decisions by the Committee regarding our NEOs.

What We Do

✓	Use performance metrics to align pay with performance, with a structure designed to discourage excessive risk-taking, including utilizing caps on incentive plan payouts

✓	Balance short-term and long-term incentives using multiple performance metrics, which allows for the achievement of near-term targets while innovating to provide sustainable long-term growth

✓	Set rigorous stock ownership and retention requirements for NEOs (values equal to a target multiple of base salary)

✓	Maintain a compensation clawback policy covering cash and equity

✓	Employ an independent compensation consultant to advise on executive compensation

✓	Use tally sheets

✓	Regularly review the People and Compensation Committee (the “Committee”) Charter to ensure independence and adherence to best practices and priorities

✓	Regularly review our peer group with the Committee to ensure appropriate benchmarking of our compensation programs

✓	Conduct annual say-on-pay votes

✓	Use an ESG modifier in our short-term incentive plan to hold executives accountable for incremental progress toward the Company’s ESG targets

✓	Maintain regular engagement with our investors on the Company’s strategy, governance, and compensation programs

What We Don’t Do

✗	Maintain plans and programs that include single-trigger change-in-control provisions

✗	Establish or allow excessive compensation practices that encourage excessive risk-taking

✗	Allow short sales, hedging, margin accounts, or pledging of Corteva securities by our executives and directors

✗	Reload, reprice, or backdate stock options

✗	Grant stock options with an exercise price less than fair market value

✗	Provide tax gross-ups on benefits and perquisites (except for limited mobility benefits, if applicable)

✗	Pay dividends on unvested or unearned performance share units

Summary of Our 2023 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2023 reflected both our Company performance and our executive compensation philosophy of aligning pay with this performance. Corteva’s management drove the Company’s growth globally across its segments and regions throughout 2023, despite another year of volatile market conditions for inputs. This growth coupled with effective cost management drove significant Operating EBITDA growth and Operating EBITDA Margin expansion in 2023.

2023 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

The Company’s short-term incentive program includes an enterprise Performance Reward Plan (“PRP”), as well as separate business unit PRPs. The enterprise PRP had a payout factor of 72.7% of target for NEOs based on 2023 performance. This payout factor was based on performance against an Operating EBITDA target of $3.5 billion, an Operating EBITDA margin target of 19.2%, and a 2023 Working Capital Turns target of 2.06. The seed business unit PRP had a payout factor of 123.6% based off of the enterprise PRP and performance against the seed business unit

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COMPENSATION DISCUSSION AND ANALYSIS

Operating EBITDA and Operating EBITDA margin targets of $1.9 billion and 19.8%, respectively. The crop protection business unit PRP had a payout factor of 43.6% based off of the enterprise PRP and performance against crop protection business unit Operating EBITDA and Operating EBITDA margin targets of $1.7 billion and 19.9%, respectively. For further discussion, please see 2023 Compensation Decisions —Our Annual Compensation Program.

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

During the first quarter of 2023, the Committee granted the NEOs performance-based restricted stock units (“PSUs”), stock options, and restricted stock units (“RSUs”) under the Company’s long-term incentive program, which issues awards under Corteva’s 2019 Omnibus Incentive Plan. The long-term incentive is primarily designed to be performance-based, along with incentivizing the retention of our executive talent, with an award composed of 60% PSUs, and 20% each of options and RSUs. These PSU awards utilize RONA and Operating EPS Growth, equally weighted, to align with the Company’s long-term strategic priorities as measured over three years. The stock options awarded vest in equal installments over three years, which enhances the link between our NEOs’ compensation and our stockholders’ returns on their investment. Restricted stock units, vesting in equal installments over three years, were also granted by the Committee to incentivize the retention of our executives and further align NEOs’ compensation with the long-term interests of our stockholders.

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Committee determines compensation for our NEOs and other executive officers and recommends CEO compensation to the independent Board members for their approval based upon their evaluation of the CEO’s performance. The NEOs for this Proxy Statement are Corteva’s current CEO and Chief Financial Officer, and the three next most highly compensated executive officers.

For 2023, the Committee maintained Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to Corteva other than those for the Committee.

Oversight Responsibilities for Executive Compensation

The table below summarizes the distribution of oversight responsibilities related to executive compensation.

People and Compensation Committee

•  Establishes executive compensation philosophy

•  Approves incentive compensation programs and target performance expectations for PRP and the PSU component of long-term incentive (“LTI”) awards

•  Approves all compensation actions for the executive officers, other than the CEO, including base salaries, target and actual PRP awards, and LTI grants, including target and actual PSU awards

•  Recommends compensation actions for the CEO to the independent Board members, including base salary, target and actual PRP award, and LTI grant, including target and actual PSU award

All Independent Board Members	• Evaluates the performance of the CEO • Approves all compensation actions for the CEO, including base salary, target and actual PRP award, and LTI grant, including target and actual PSU award
Independent Committee Consultant — Cook

•  Provides independent advice, research, and analytical services on a variety of subjects to the Committee, including compensation of executive officers, nonemployee director compensation, and executive compensation trends

•  Participates in Committee meetings as requested and communicates with the Chair of the Committee between meetings

CEO	• Provides a performance assessment of the other executive officers • Recommends compensation targets and actual awards for the other executive officers to the Committee

36 | Corteva 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to Company performance, the Committee considers a broad array of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, tally sheets, and stockholder feedback. As part of its annual executive compensation evaluations, the Committee considered each NEO’s scope of responsibility, experience, performance, results and potential. The Committee also considered the need to retain talent, business conditions, and the competitive compensation levels for comparable positions benchmarked against the Company’s peer group and general industry information.

Our compensation programs are dynamic, and the Committee actively updates such programs in response to changing circumstances to ensure that our executive officers’ compensation is aligned with our stockholders’ interests. The Committee retains the authority to adjust awards when in its discretion exceptional circumstances warrant such adjustments from the Company’s established incentive programs.

We Conduct a Competitive Analysis

Peer Group Analysis

To ensure a complete and robust picture of the overall compensation environment, and to provide consistent comparisons against which to benchmark compensation for the CEO and other NEOs, we utilize a select group of peer companies (“peer group”) to:

•	Benchmark pay design including mix and performance criteria;
•	Test the link between pay and performance; and
•	Determine the competitiveness of the compensation paid to our NEOs.

The peer group generally reflects the agricultural and chemical industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria requiring peer group companies be:

•	Publicly traded U.S. companies and select non-U.S. based companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons;
•	Direct business competitors; and
•	Companies similar in size to Corteva — 1/3X to 3X revenue and market capitalization criteria.

The Committee most recently reviewed Corteva’s peer group in July 2023 and reaffirmed their peer group first selected in 2022. The Corteva peer group for 2023 is set forth below.

3M Company	DuPont de Nemours, Inc.	International Flavors & Fragrances, Inc.

Air Products and Chemicals, Inc.	Eastman Chemical Company	Nutrien Ltd.

Archer-Daniels Midland Company	Ecolab Inc.	PPG Industries, Inc.

Avery Dennison Corporation	FMC Corporation	The Sherwin-Williams Company

Celanese Corporation	Honeywell International Inc.	Zoetis Inc.

Deere & Company

Published Compensation Surveys

In addition to benchmarking our compensation programs against our peer group, the Committee utilizes data obtained from published compensation surveys. The data utilized from these surveys represents large companies with median revenue comparable to Corteva’s. Data obtained from these published surveys are used in conjunction with peer group data in assessing the compensation of our NEOs and are used as a secondary source of data for assessing the compensation of our CEO.

Corteva 2024 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on retention linkages. This helps the Committee confirm that there are no unintended consequences of its actions.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of Corteva’s executive compensation program align with its executive compensation philosophy.

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Base salary	• Provides regular source of income for NEOs • Provides foundation for other pay components (i.e., PRP targets expressed as a percentage of base salary)	Based on a range of factors, including peer data, market pay surveys, business results, and individual performance
PRP awards	• Align executives with annual goals and objectives • Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on financial performance of Company, modified as applicable by ESG performance
LTI awards

•  Link pay and performance — accelerate growth, profitability, and stockholder return

•  Align the interests of executives with stockholders

•  Balance plan costs, such as accounting and dilution, with employee-perceived value, potential earning opportunity, and employee share ownership objectives

Actual value realized is based on Company performance over a multi-year time frame and/or is linked to stock price

Performance metrics for our short- and long-term incentive programs for our NEOs are established typically at the beginning of the calendar year in February. Adjustments to incentive award terms and conditions or criteria may be made by the Committee to recognize unusual or infrequent events affecting the Company or its financial statements, or due to changes in applicable laws, regulations, or accounting principles that are unrelated to the underlying operational performance of the Company. These adjustments can have either a positive or negative impact on award payouts.

On March 1, 2023, Corteva completed its acquisitions of the Stoller Group, Inc. (“Stoller”), one of the largest independent companies in the Biologicals industry, and Quorum Vital Investment, S.L. and its affiliates (“Symborg”), an expert in microbiological technologies (together “the Biologicals acquisitions”). With respect to PRP, the Committee excludes the impact of the acquisition in the year of acquisition given the performance period is limited to twelve months. With respect to PSU awards, the Committee excludes the impact of the sales, costs, and assets and liabilities from acquisitions completed during the performance year, if the performance payout is impacted plus or minus 5%. Additionally, with respect to PSU awards, the Committee excludes the impact of acquisitions which occur when more than 50% of the applicable performance award is complete. If 50% or more of the applicable performance period remains, performance targets may be adjusted for each of the performance years impacted by the acquisition (year of acquisition plus years following).

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, Corteva targets a significant portion of our NEOs’ compensation to be “at risk”, tying each NEO’s compensation to the Company’s financial performance, the executive’s continued employment with the Company, and the performance of the Company’s common stock as indicated by our share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

38 | Corteva 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2023 TARGET COMPENSATION MIX AND “PAY AT RISK”

CEO	Other NEOs

•  90% of targeted Total Direct Compensation (“TDC”) for the CEO at risk

•  16% of the at-risk pay is tied to achievement of annual incentive goals, and 84% is tied to achievement of financial goals and/or share price over a multi-year period

•  On average, 78% of TDC for the other NEOs is at risk

•  On average, 28% of the at-risk pay is tied to achievement of annual incentive goals, and 72% is tied to achievement of financial goals and/or share price over a multi-year period

Corteva 2024 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with additional compensation elements including: health and welfare, paid time off, and other benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Standard health, welfare, paid time off, and other benefits provided to other employees	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median in the aggregate
Non-qualified retirement and deferred compensation plans provided to other employees

•  Nonqualified retirement plans that restore benefits above the Internal Revenue Code (“IRC”) limits for tax-qualified retirement plans as provided to other eligible employees

•  Nonqualified deferred compensation plan that allows for deferral of base salary, PRP and LTI awards

Nonqualified retirement plans are provided to restore benefits lost due to IRC limits
Change in Control and Executive Severance benefits

•  Severance benefits upon a change in control and qualifying termination (double-trigger) provided to ensure continuity of management in a potential change in control environment

•  A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within a defined period surrounding the change in control (see Change in Control and Executive Severance Benefits below for more details)

•  Severance benefits not associated with a change in control provided as a component of overall competitive compensation and benefit employment package at senior executive levels in the organization

Benefits provided are a function of both the termination reason (i.e., whether or not associated with a change in control) and the executive level
Limited perquisites

•  Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO

•  Executive physical

•  Relocation expenses under a Corteva relocation policy generally applicable to its management employees

•  Company aircraft travel

Amounts are determined by market rates

Perquisites

Corteva’s general policy is to limit perquisites and other personal benefits to NEOs. However, these personal benefits may be provided to remain competitive with market practices or when they provide a benefit to the Company. For perquisites and other personal benefits, the Committee expects to pay amounts as determined by market practices and rates, or as established by applicable Company security policies or benefit programs applicable to all employees or all management-level employees. For additional information on perquisite and other benefit compensation, see the Summary Compensation Table.

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COMPENSATION DISCUSSION AND ANALYSIS

Change in Control and Executive Severance Benefits

To ensure that executives remain focused on Corteva business during a period of uncertainty that may arise in the case of a potential change in control, and to maintain the competitiveness of our overall executive compensation and benefit offerings, the Company maintains the Corteva, Inc. Change in Control and Executive Severance Plan. Each of the NEOs is a participant in the plan. For any benefits to be earned under the plan in association with a change in control, a change in control must occur and the executive’s employment must be terminated within two years following the change in control event, either by the Company without cause or by the executive for good reason (often called a “double trigger”). Under the Change in Control and Executive Severance Plan the CEO severance payout factor is 2.99.

The plan requires a release of claims as a condition to the payment of benefits and includes one-year non-competition and non-solicitation provisions and additional non-disparagement and confidentiality provisions. For additional information about benefits under the Change in Control and Executive Severance Plan see Potential Payments Upon Termination or Change in Control.

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on Corteva’s performance objectives and encouraging appropriate levels of risk-taking. In 2023 the Committee engaged Cook to perform a risk assessment of its compensation programs. Cook’s review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, and payment timing and adjustments, as well as other mitigating program elements noted below. Cook’s analysis determined, and the Committee concurred, that Corteva’s compensation programs do not encourage behaviors that would create undue material risk for Corteva.

Payout Limitations or Caps

Payout limitations, or “caps,” play a vital role in risk mitigation, and all metrics in the PRP and PSU programs are capped at 200% to protect against excessive payouts.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of Corteva Common Stock with a value equal to a specified multiple of base pay. These targets are 6, 4, and 3 times base salary for Corteva’s CEO, executive vice presidents, and senior vice presidents, respectively.

Stock ownership guidelines also include a retention ratio requirement. Under the guidelines, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable withholding taxes and/or exercise price, as applicable.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans and RSU awards. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels. NEOs are generally expected to reach these targets in five years of their respective hire date or the Separation, as applicable. Messrs. Anderson, Glenn, and King have met their ownership guideline. Messrs. Magro and Eathington are both expected to meet their guideline with the five-year target timeframe.

Compensation Recovery Policy (Clawback)

Effective December 1, 2023, Corteva revised its compensation recovery policy to comply with the NYSE Listing Rules and Section 10D and Rule 10D-1 of the Exchange Act. The policy covers each current and former employee of Corteva or an affiliated company who is, or was, the recipient of incentive-based compensation (“Grantee”) awarded following the adoption of the policy, including each of our NEOs.

Under the policy, a mandatory clawback applies to our officers subject to Section 16 of the Exchange Act, if Corteva is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under securities law or is required to correct an error in previously issued financial statements that is material to the

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COMPENSATION DISCUSSION AND ANALYSIS

previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Except where impracticable by law, Corteva’s policy requires the reimbursement or forfeiture of any excess incentive-based compensation received by the Grantee over the amount that would have been paid to the Grantee had it been paid on the restated results. In any case, should Corteva demand reimbursement of amounts paid to a Grantee, the Grantee will be required to provide such repayment within ten (10) business days following such demand. The Committee in its discretion may also apply such clawback to other current and former senior employees of Corteva.

Also under our policy, if a Grantee, subject to the policy, engages in misconduct, then at the discretion of the Committee:

•	He/she may forfeit any right to receive any future awards or other equity-based incentive compensation; and/or
•	Corteva may demand repayment of any awards or cash payments already received by a Grantee.

“Misconduct” for purposes of our policy means any of the following:

•	The Grantee’s employment or service is terminated for cause;
•	There has been a breach of a noncompete or confidentiality covenant set out in any employee agreement or arrangement with Corteva; or
•	There has been a willful violation of Corteva’s Code of Conduct or other company policies that causes significant financial or reputational harm to Corteva.

Prohibition on Hedging and Pledging of Company Common Stock

Our insider trading policy includes an “anti-hedging” provision that prohibits directors and executive officers and certain of their related persons (such as certain of their family members and entities they control) from engaging in hedging transactions and short sales with respect to the securities of the Company or its subsidiaries. Our insider trading policy also prohibits our directors and executive officers from holding securities of the Company or its subsidiaries in a margin account and the pledging of any of these securities as collateral for a loan. Our insider trading policy strongly recommends that other employees not engage in hedging and pledging transactions.

2023 COMPENSATION DECISIONS

The Committee, at least annually, assesses the compensation of our NEOs relative to market. The compensation of our NEOs is generally targeted at the median of our peer group or external benchmark for each respective position. The Committee expects to continue moving the total compensation of our NEOs toward the median of our peer group or external benchmark.

Our Annual Compensation Program

Annual Base Salary

In setting 2023 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included peer group competitiveness, broader market competitiveness, internal equity, and individual performance. The base salary increases for our NEOs in 2023 ranged from 3.8% to 8.3%.

Name	Base Salary as of January 1, 2023 ($)	Base Salary as of December 31, 2023 ($)	Increase %

Charles V. Magro	1,300,000	1,350,000	3.8%

David J. Anderson	800,000	850,000	6.3%

Samuel R. Eathington, Ph.D.	625,000	650,000	4.0%

Timothy P. Glenn	650,000	675,000	3.8%

Robert D. King	600,000	650,000	8.3%

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Short-Term Incentives

Our PRP design for 2023 ensured that our executives maintained a strong focus on financial metrics closely linked to stockholder value creation over time. PRP awards were based on the below formula, measures, and weightings. The Committee approves the plan design and the factors for these metrics at the beginning of each fiscal year. Adjustments to incentive award terms and conditions or criteria may be made by the Committee to recognize unusual or infrequent events affecting the Company or its financial statements, or due to changes in applicable laws, regulations, or accounting principles that are unrelated to the underlying operational performance of the Company. These adjustments can have either a positive or negative impact on award payouts.

Consistent with Corteva’s 2022 business realignment and to further align our incentives with the interests of stockholders, the Committee approved a change for 2023 to its short-term incentive plan, PRP, to utilize business unit level plans to further align Corteva’s incentive programs with the accountability structure and increased performance transparency resulting from Corteva’s refined strategy and business unit structure. There are separate business unit plans for seed and crop protection (CP), with target metrics specific to those business units. NEOs not assigned to a specific business unit are subject to the enterprise plan for their PRP.

Under the enterprise plan, the Committee weights Operating EBITDA at 50% due to the importance of this metric to stockholders in measuring the effectiveness of our operational performance and the comparability of Corteva’s performance to peers. Operating EBITDA Margin and Working Capital Turns metrics each weighted at 25% are also included. The Operating EBITDA Margin metric is included in the design to allow more comparability to peers, and incentivizes Corteva’s strategy to innovate and price effectively for its technology, while exercising disciplined expense management. The Working Capital Turns metric is designed to incentivize Corteva’s operational excellence initiatives by encouraging working capital management practices that efficiently generate sales that can fund continued investment in growth, as well as returns to stockholders.

To drive further business accountability and performance transparency to our stockholders, the seed and crop protection business unit segment include the enterprise payout factor weighted at 60% and business unit Operating EBITDA and Operating EBITDA Margin targets weighted at 25% and 15%, respectively. These business unit metrics provide deeper visibility to business unit performance, more opportunities for peer comparability, as well as business unit expense management and price execution.

The ESG modifier is based on a holistic evaluation by the Committee of key accomplishments and actions taken during the year to advance Corteva’s values and sustainability performance, including attracting and retaining the best talent by building an innovative, inclusive culture and workforce, and increasing the sales of crop protection solutions that can deliver abundant high-quality food to the world in a more sustainable manner. The Committee believes the inclusion of the ESG modifier within the PRP reflects Corteva’s commitment to promoting values-driven leadership and sustainable innovation in a manner consistent with its long-standing, business-relevant environmental and social priorities. The Committee may choose to apply the ESG modifier to adjust the payout amounts upwards or downwards by up to 10% or determine not to make any adjustments. The Committee will not apply the ESG to increase the PRP payout above the overall cap of 200% of the total target payout opportunity under the program.

2023 PRP PERFORMANCE AND PAYOUT FACTOR

The table below highlights the business performance ranges for the Operating EBITDA, Operating EBITDA Margin, and Working Capital Turns metrics, the 2023 results relative to the business performance, and the payout factor for the enterprise PRP. Consistent with our framework for acquisition adjustments, the impact of the Biologicals acquisitions was

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COMPENSATION DISCUSSION AND ANALYSIS

excluded in determining the payout factor for the enterprise and crop protection PRP programs. A reconciliation and further explanation of non-GAAP metrics utilized in our enterprise and business unit PRP programs are shown in Appendix A of this Proxy Statement.

Enterprise Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Operating EBITDA(1)	$3,150	$3,500	$3,850	$3,305	72.1%	50%	36.1%

Operating EBITDA Margin(2)	18.2%	19.2%	20.2%	19.7%	146.7%	25%	36.7%

Working Capital Turns(3)	2.30	2.56	2.82	2.06	0%	25%	0.0%

Total Weighted Payout Factor(4)							72.7%
1.

Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net, and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont.

2.	Operating EBITDA Margin is defined Operating EBITDA as a percentage of net sales.
3.	Working Capital Turns is defined as Net Sales divided by the quarterly average of Trade Net Working Capital, which equals inventory plus trade accounts receivable plus trade accounts payable
4.	Total Weighted Payout Factor is rounded.

The table below highlights the business performance ranges for the seed business unit Operating EBITDA and Operating EBITDA margin metrics, the 2023 results relative to the business performance, and the payout factor for the seed business unit PRP. Mr. Glenn is the only NEO subject to the seed business unit PRP.

Seed BU Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Enterprise Payout Factor	—	—	—	—	72.7%	60%	43.6%

BU Operating EBITDA(1)	$1,724	$1,915	$2,107	$2,117	200.0%	25%	50.0%

BU Operating EBITDA Margin(2)	18.8%	19.8%	20.8%	22.4%	200.0%	15%	30.0%

Total Weighted Payout Factor							123.6%
1.

BU Operating EBITDA is defined as BU earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net, and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont.

2.	BU Operating EBITDA Margin is defined BU Operating EBITDA as a percentage of BU net sales.

The table below highlights the business performance ranges for the crop protection business unit Operating EBITDA and Operating EBITDA Margin metrics, the 2023 results relative to the business performance, and the payout factor for the seed business unit PRP. Mr. King is the only NEO subject to the crop protection business unit PRP.

Crop Protection BU Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Enterprise Payout Factor	—	—	—	—	72.7%	60%	43.6%

BU Operating EBITDA(1)	$1,535	$1,705	$1,876	$1,298	0.0%	25%	0.0%

BU Operating EBITDA Margin(2)	18.9%	19.9%	20.9%	17.7%	0.0%	15%	0.0%

Total Weighted Payout Factor							43.6%
1.

BU Operating EBITDA is defined as BU earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net, and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont.

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COMPENSATION DISCUSSION AND ANALYSIS

2.	BU Operating EBITDA Margin is defined BU Operating EBITDA as a percentage of BU net sales.

The ESG modifier is determined by the Committee’s holistic analysis that includes, among other factors, an evaluation by a Corteva management committee of Corteva’s overall sustainability performance and stakeholder feedback. Based on this assessment, along with Corteva’s 2023 progress toward ID&E aspirations and meeting its 2026 sustainable innovation pipeline target, the Committee made no adjustment to the ESG modifier for 2023.

The Committee, and in the case of Mr. Magro the independent members of the Board, approved the following payouts under the 2023 PRP for each of our NEOs:

Name	Year End Base Salary ($)(a)	PRP Target Percent (b)	PRP Target Amount ($) (c)	Company Component (d)	ESG Modifier (e)	Total PRP Payment Percent (f)	Total PRP Payout Amount ($)

			(a * b)			(d * e)	(c * f)

Charles V. Magro	1,350,000	150%	2,025,000	72.7%	100%	72.7%	1,472,175

David J. Anderson	850,000	100%	850,000	72.7%	100%	72.7%	617,950

Samuel R. Eathington, Ph.D.	650,000	100%	650,000	72.7%	100%	72.7%	472,550

Timothy P. Glenn	675,000	100%	675,000	123.6%	100%	123.6%	834,300

Robert D. King	650,000	100%	650,000	43.6%	100%	43.6%	283,400

Our Long-Term Incentive Program

Our LTI program as applicable to our NEOs consisted of PSUs, stock options, and RSUs, split 60%, 20%, and 20%, respectively, thereby providing a significant portion of each NEOs compensation in the form of at-risk, performance-based equity for 2023. All awards are based on fair value on the grant date.

For PSUs granted in 2023, the Committee utilized Operating EPS and Return on Net Assets (RONA) metrics, each weighted at 50%, to incentive value creation. The Committee believes Operating EPS allows long-term performance comparability for stockholders and is highly correlated to stockholder returns. With respect to RONA, the Committee intends to incentive management to drive profitability from its asset footprint through disciplined management of capital investment projects that will drive cash flow and attractive long-term returns for stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to our NEOs:

	PSUs	Stock Options	RSUs
2023 LTI mix	• 60%	• 20%	• 20%
Performance drivers	• RONA (weighted at 50% of PSU component) • Operating EPS Growth (weighted at 50% of PSU component)	• Stock price appreciation (longer-term)	• Stock price appreciation (longer-term)
Objectives	• Focus on value creation for stockholders through metrics highly correlated to stockholder returns • Provide strong line of sight to participants	• Stockholder alignment • Link to long-term business objectives	• Stockholder alignment • Link to long-term business objectives • Incentivizes retention during negative market conditions
Program design

•  At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on performance against RONA and Operating EPS Growth metrics

•  PSUs are based on a three-year performance period and are awarded annually to each NEO at the beginning of the cycle

		• Options vest in one-third increments over three years • Ten-year term • Nonqualified stock option grants are made annually at the closing price on the date of grant • No repricing of stock options	• RSUs vest in one-third increments over three years • RSU grants are made annually at the closing price on the date of grant

Annual awards to employees, including NEOs, are made at a pre-established date during the month of February under the Corteva’s 2019 Omnibus Incentive Plan (“OIP”). This allows sufficient time for the market to absorb the announcement of annual earnings, which is made approximately two weeks or more prior. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant. The actual number of shares earned for the PSUs granted in 2023 will be based on performance relative to Corteva’s RONA and Operating EPS Growth metrics for the performance period, covering January 2023 through December 2025.

Name	2023 LTI — PSU Value(1) ($)	2023 LTI — RSU Value(1) ($)	2023 LTI — Stock Option Value(1) ($)	2023 LTI — Total Value($)

Charles V. Magro	6,150,000	2,050,000	2,050,000	10,250,000

David J. Anderson	1,860,000	620,000	620,000	3,100,000

Samuel R. Eathington, Ph.D.	840,000	280,000	280,000	1,400,000

Timothy P. Glenn	1,020,000	340,000	340,000	1,700,000

Robert D. King	900,000	300,000	300,000	1,500,000
(1)

Reflects the value the Committee considered when making the stock option, RSU and PSU awards, respectively, for 2023. These values differ slightly from the grant date fair value of equity awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table, which value the awards at the closing price of Corteva common stock on the date of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

2021-2023 Annual PSU Awards (PSUs Payable in 2024)

In January 2021, the Committee (and, in the case of the CEO, the Board) approved, as part of its LTI incentive program, a grant of PSUs utilizing ROIC and Operating EPS metrics in order to align executive compensation with our stockholders’ interest by prioritizing investment in growth. The actual number of shares earned for the PSUs granted in 2021 was based on the average of Corteva’s ROIC and Operating EPS growth metrics for the 3-year performance period, covering January 2021 through December 2023, as shown in the table below.

Metric	Weighting	Basis of Measurement
ROIC	50%	Average ROIC over the performance period
Operating EPS Growth	50%	Average Operating EPS Growth over the performance period

The performance period for the 2021 PSUs awarded in February 2021 ran from January 1, 2021 to December 31, 2023. The final number of shares earned was based on the above metrics over the performance period. The final payout determination was made in January 2024 after a review of the Company’s performance. ROIC Improvement performance (weighted 50%) resulted in a 146.1% payout factor. Operating EPS Growth performance (weighted 50%) resulted in an 125.7% payout factor. This resulted in an overall payout at 135.9% of target. Consistent with our framework for acquisition adjustments, the impact of the Biologicals acquisitions was excluded in determining the payout factor for the 2021-2023 PSU awards. See Appendix A to this Proxy Statement for a reconciliation and further information on the non-GAAP metrics utilized for the 2021-2023 PSU awards.

Consistent with our framework for acquisition adjustments, with more than 50% of the performance period remaining on PSUs awarded in 2022 and 2023, targets were adjusted to reflect the impacts of the Biologicals acquisitions. Further details are provided in the 2023 Option Exercises and Stock Vested Table. Target units and year-end values for PSUs awarded in 2022 and 2023 are included in the Outstanding Equity Awards Table.

2024 COMPENSATION DESIGN CHANGES

The Committee evaluated the design of its incentive programs for 2024 to further align with our strategic direction and the interest of our stockholders, including incentivizing behaviors that drive stockholder returns and values-driven leadership, as well as increase comparability between Corteva performance and its peers and drive results within our control. Consistent with utilizing metrics that allow stockholders more comparability to peers and that incentivize management to generate stockholder returns and support Corteva’s capital allocation strategy, the Committee approved replacing its Working Capital Turns metric with a Free Cash Flow metric within the 2024 enterprise PRP. The Free Cash Flow metric, like the current Working Capital Turns metric, will be weighted at 25%

For the business unit level PRP programs, for which only Messrs. Glenn and King participate, a cash metric, Working Capital as a Percentage of Revenue has been added to further incentivize our business units to contribute to the Company’s cash generation priorities in order to support Corteva’s capital allocation strategy, including providing returns to stockholders. With this change, the business unit PRP will be:

•	50% weighted on an Operating EBITDA metrics (split evenly between business unit and enterprise Operating EBITDA performance);

•	25% weighted on Operating EBITDA Margin metrics (split evenly between business unit and enterprise Operating EBITDA Margin performance); and

•	25% weighted on metrics supportive of cash generation (with 12.5% being based on business unit Working Capital as a Percentage of Revenue and 12.5% being based on enterprise Free Cash Flow).

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COMPENSATION OF EXECUTIVE OFFICERS

2023 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2023. The NEOs for 2023 are Corteva’s current CEO and Chief Financial Officer (“CFO”), and its next three most highly compensated executive officers. Totals in the table may not equal the summation of the columns due to rounding amounts to the nearest U.S. dollar.

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)(4)	Non-equity Incentive Plan Compensation ($)(g)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(h)(6)	All other compensation ($)(i)(7)	Total ($)(j)
Charles V. Magro Chief Executive Officer	2023	1,341,923		8,200,042	2,050,001	1,472,175	—	170,731	13,234,872
	2022	1,299,170	—	7,200,008	1,800,009	3,621,150	—	841,737	14,762,075
	2021	255,389	—	—	—	531,700	—	5,697	792,786
David J. Anderson EVP & Chief Financial Officer	2023	841,923	—	2,480,076	620,002	617,950	—	312,889	4,872,840
	2022	792,115	—	2,400,037	600,008	1,485,600	—	1,464,693	6,742,452
	2021	548,077	—	4,300,042	1,200,001	1,288,350	—	97,850	7,434,319
Samuel R. Eathington, Ph.D. EVP, Chief Technology & Digital Officer	2023	645,962	—	1,120,099	280,002	472,550	—	171,551	2,690,163
	2022	609,231	—	1,040,060	260,012	1,160,625	—	36,551	3,106,479
Timothy P. Glenn EVP, Seed Business Unit	2023	670,962	—	1,360,102	340,021	834,300	84,877	168,808	3,459,069
	2022	646,058	—	1,200,069	300,004	1,207,050	—	141,742	3,494,923
	2021	629,917	—	825,026	550,011	1,022,500	—	86,568	3,114,022
Robert D. King EVP, Crop Protection Business Unit	2023	641,923	—	1,200,079	300,009	283,400	—	118,627	2,544,037
	2022	450,000	475,000	4,440,087	260,005	1,114,200	—	26,945	6,766,237
(1)

Salary amounts for Mr. King were prorated for Mr. King’s length of service in 2022 and Messrs. Magro and Anderson were prorated for their length of service in 2021. Mr. Magro’s salary and non-equity incentive plan compensation were paid in Canadian dollars for 2021 and part of 2022. Reported amounts for Mr. Magro use a conversion rate of 0.79111 U.S. Dollar to 1.00 Canadian Dollar as of December 31, 2021. For the period of January 2022 through September 2022, reported amounts for Mr. Magro used an average monthly rate of 0.78192 U.S. Dollar to 1.00 Canadian Dollar. Mr. Magro’s salary after his relocation was paid in U.S. Dollars.

(2)

Amounts represent the one-time cash signing bonus for Mr. King to compensate for certain cash incentive and sign-on compensation from his former employer that would be either forfeited or returned, in order to join Corteva.

(3)

Amounts represent the aggregate grant date fair value of RSU and PSU awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout on the Performance Share program, the value of the 2023 awards would be: Mr. Magro, $12,300,033; Mr. Anderson, $3,720,083; Dr. Eathington, $1,680,086; Mr. Glenn, $2,040,122; and Mr. King, $1,800,056. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the respective year end. See 2023 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards.

(4)

Amounts represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 in the year of grant. A discussion of the assumptions used in calculating these values can be found in Note 19 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the year ended December 31, 2023.

(5)

Individual results for Non-Equity Incentive Plan Compensation are detailed in the Annual Incentive Compensation section of the CD&A and reflect income earned for performance achieved in the respective year.

(6)

This column reports the estimated change in the actuarial present value of an NEO’s accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. The Company does not credit participants in the nonqualified plans with above-market earnings, therefore, only the change in the pension value is reflected here. Where the overall change in pension value is negative, no value is reported.

(7)

Amounts shown in this column include Company contributions to both qualified and non-qualified defined contribution plans, as applicable, as well as the value of certain perquisites or other personal benefits. For a detailed discussion of the items and amounts reported in this column, refer to the All Other Compensation section of the narrative discussion following this footnote.

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Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the “Salary” column of the table above represent base salary earned during 2023.

Stock Awards

Amounts shown in the “Stock Awards” column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the aggregate grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. See 2023 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of stock awards.

Option Awards

Amounts shown in the “Option Awards” column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to 2023 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of option awards.

Non-Equity Incentive Plan Compensation

Amounts shown in this column of the table above represent cash-based annual incentives under the PRP. Refer to Our Annual Compensation Program — Annual Short-Term Incentives for a detailed discussion of the calculation of individual results for payouts under the PRP for our NEOs.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in this column of the table above represent the estimated change in the actuarial present value of accumulated pension benefits for Mr. Glenn at retirement at age 65. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 (“Pension Plans and Other Post Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2023. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2023 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, Corteva common stock returns, and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal long-term rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the Company’s Retirement Savings Plan (“RSP”). Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2023 Summary Compensation Table.

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change in the present value from the prior measurement date of an NEO’s accumulated benefit as of the applicable pension measurement date.

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COMPENSATION OF EXECUTIVE OFFICERS

All Other Compensation

Amounts shown in the “All Other Compensation” column of the table for 2023 above include perquisites and personal benefits, severance benefits to former employees, and Company contributions to both qualified and nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits ($)(a)	Registrant Contributions to Qualified Defined Contribution Plans ($)(b)	Registrant Contributions to Nonqualified Defined Contribution Plans ($)(c)
Charles V. Magro	59,973	28,950	81,808
David J. Anderson	110,910	28,950	173,029
Samuel R. Eathington, Ph.D.	23,063	28,950	119,538
Timothy P. Glenn	6,114	28,950	133,744
Robert D. King	163	28,950	89,514
(a)

Amounts for Messrs. Magro and Anderson include the value of the personal use of the Company’s aircraft in amounts of $59,973, and $110,910 respectively. Mr. Magro under the Company’s policies is required for his personal safety to use the Company’s aircraft for both business and personal flights. Corteva otherwise allows executives and directors, and when accompanying the executive their immediate family members, to use its corporate aircraft for personal use for reasons of safety and for the Company’s preference and convenience. The value of personal aircraft usage reported above is based on the actual direct operating costs for operating the aircraft, including jet fuel, maintenance, crew travel, catering, in-flight wi-fi data usage, and airport related fees. Since the corporate aircraft is used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip-related hangar expenses.

(b)

Amounts represent Corteva’s match to the RSP on the same basis as provided to U.S. parent company employees. For 2023, the RSP provided a Company match of 100% of the first 6% of the employee’s contribution. Amounts also include an additional Company contribution of 3%.

(c)

Amounts represent Corteva’s match to the Retirement Savings Restoration Plan (“RSRP”) on the same basis as provided to U.S. parent company employees who fall above the applicable IRC limits. For 2023, the RSRP provided a Company match of 100% of the first 6% of the employee’s eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

2023 GRANTS OF PLAN-BASED AWARDS

The following table provides information on PRP awards, stock options, RSUs and PSUs granted in 2023 to each of our NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles V. Magro		—	2,025,000	4,050,000	—	—	—	—	—	—
	2/28/2023	—	—	—	0	98,732	197,464	—	—	—	6,150,016
	2/28/2023	—	—	—	—	—	—	32,911	—	—	2,050,026
	2/28/2023	—	—	—	—	—	—	—	95,705	$62.29	2,050,001
David J. Anderson		—	850,000	1,700,000	—	—	—	—	—	—
	2/28/2023	—	—	—	0	29,861	59,722	—	—	—	1,860,042
	2/28/2023	—	—	—	—	—	—	9,954	—	—	620,035
	2/28/2023	—	—	—	—	—	—	—	28,945	$62.29	620,002
Samuel R. Eathington, Ph.D.		—	650,000	1,300,000	—	—	—	—	—	—
	2/28/2023	—	—	—	0	13,486	26,972	—	—	—	840,043
	2/28/2023	—	—	—	—	—	—	4,496	—	—	280,056
	2/28/2023	—	—	—	—	—	—	—	13,072	$62.29	280,002
Timothy P. Glenn		—	675,000	1,350,000	—	—	—	—	—	—
	2/28/2023	—	—	—	0	16,376	32,752	—	—	—	1,020,061
	2/28/2023	—	—	—	—	—	—	5,459	—	—	340,041
	2/28/2023	—	—	—	—	—	—	—	15,874	$62.29	340,021
Robert D. King		—	650,000	1,300,000	—	—	—	—	—	—
	2/28/2023	—	—	—	0	14,449	28,898	—	—	—	900,028
	2/28/2023	—	—	—	—	—	—	4,817	—	—	300,051
	2/28/2023	—	—	—	—	—	—	—	14,006	$62.29	300,009

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COMPENSATION OF EXECUTIVE OFFICERS

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent PRP award opportunities for 2023 under the OIP. A target PRP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the NEO’s base salary. To the extent that the Committee approves changes to a NEO’s base salary or the PRP target (as a percentage of base salary) during a fiscal year, the PRP is designed such that the base salary and PRP target as a percentage of base salary in effect at the end of the fiscal year are assumed to have been in effect for the entire fiscal year. The Committee (and, in the case of the CEO, the Board) approved the PRP targets for our NEOs in February 2023 as shown above. The actual PRP payout for NEOs, which can range from 0% to 200% of target, is based on corporate financial performance and modified for ESG performance as applicable. Refer to Compensation Discussion and Analysis — 2023 Compensation Decisions — Our Annual Compensation Program — Annual Short-Term Incentives for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2023. Vesting is based upon performance against RONA and Operating EPS growth targets. At the conclusion of the three-year performance period, the actual award, vested and delivered as Corteva common stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination only to the extent that the underlying awards vest based upon performance. For a discussion of the impact on PSUs of any termination, see Potential Payments Upon Termination or Change in Control.

Grant Date Fair Value of Stock Options and Stock Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options, as well as unvested RSUs and unearned PSUs, held by our NEOs at December 31, 2023. Market or payout values in the table below are based on the closing price of Corteva common stock as of that date.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)
Charles V. Magro	2/18/2022	43,103	86,208	50.70	2/18/2032	24,186	1,159,013	106,509	5,103,911
	2/28/2023	—	95,705	62.29	2/28/2033	33,298	1,595,661	98,732	4,731,237
David J. Anderson	4/12/2021	64,154	32,077	47.10	4/11/2031	27,371	1,311,623	—	—
	2/18/2022	14,368	28,736	50.70	2/18/2032	8,063	386,370	35,503	1,701,304
	2/28/2023	—	28,945	62.29	2/28/2033	10,071	482,611	29,861	1,430,939
Samuel R. Eathington, Ph.D.	11/2/2020	31,686	—	33.48	11/1/2030	—	—	—	—
	2/26/2021	16,552	8,277	45.15	2/25/2031	—	—	—	—
	2/18/2022	6,226	12,453	50.70	2/18/2032	3,495	167,464	15,385	737,249
	2/28/2023	—	13,072	62.29	2/28/2033	4,549	217,985	13,486	646,249
Timothy P. Glenn	2/2/2017	36,942	—	34.68	2/1/2027	—	—	—	—
	2/15/2018	15,093	—	41.94	2/14/2028	—	—	—	—
	2/21/2020	74,504	—	31.22	2/20/2030	—	—	—	—
	2/26/2021	31,393	15,697	45.15	2/25/2031	—	—	—	—
	2/18/2022	7,184	14,368	50.70	2/18/2032	4,033	193,258	17,752	850,676
	2/28/2023	—	15,874	62.29	2/28/2033	5,523	264,675	16,376	784,738
Robert D. King	4/4/2022	4,986	9,974	58.67	4/4/2032	42,393	2,031,458	13,295	637,096
	2/28/2023	—	14,006	62.29	2/28/2033	4,874	233,548	14,449	692,396
(a)	Stock option awards vest in three equal installments on the first, second and third anniversaries of the grant date.

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COMPENSATION OF EXECUTIVE OFFICERS

(b)

RSUs granted under the OIP generally vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table. Mr. Anderson’s 2021 special RSU grant vests in two equal installments on the second and third anniversaries of the grant date.

(c)	Market values based on the December 29, 2023, closing stock price of $47.92 per share of Corteva common stock.
(d)

These PSUs reflect the number of shares deliverable at target performance. The actual number of shares to be delivered will be determined at the end of the respective performance period (December 31, 2024 or December 31, 2025, respectively).

2023 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of Corteva common stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2023. Stock awards include PSUs granted in 2021, which vested December 31, 2023, and were paid out in January 2024. See Compensation Discussion and Analysis — 2023 Compensation Decisions — 2021-2023 PSU Program (Payable in 2024) for more information on the 2021 PSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Charles V. Magro	—	—	11,953	743,936
David J. Anderson	—	—	84,675	4,343,689
Samuel R. Eathington, Ph.D.	—	—	36,750	1,767,437
Timothy P. Glenn	—	—	27,673	1,285,788
Robert D. King	—	—	21,004	1,266,189

PENSION BENEFITS

The following table lists the pension program participation and actuarial present value of accumulated benefits for the NEOs under their respective defined benefit pension plan and associated plans, as of December 31, 2023, for each of the NEOs that participates. The plans in which Mr. Glenn participates are plans that were assumed by the Company when it separated from DowDuPont, Inc. None of the other Company’s NEOs are eligible to, nor, participate in any defined benefit plan sponsored by the Company or any of its subsidiaries.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Timothy P. Glenn	Pension and Retirement Plan	19.0	500,795
	Pioneer Hi-Bred International, Inc. GAP Retirement Plan	19.0	585,300

Narrative Discussion of Pension Benefits

The Pension and Retirement Plan

Mr. Glenn participates in the Pension and Retirement Plan (the “Pension Plan”), a tax-qualified defined benefit pension plan that generally covers a majority of those of our U.S. employees who were employees of historical DuPont prior to its separation from DowDuPont, Inc., except those hired or rehired by historical DuPont after December 31, 2006. The Pension Plan currently provides employees with a lifetime retirement income based on years of service and the employees’ final average pay near retirement. On November 30, 2018 (the “Effective Date”), the Company froze the pay and service amounts used to calculate pension benefits for then-active employees who were participants in the Pension Plan.

The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service.

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COMPENSATION OF EXECUTIVE OFFICERS

Mr. Glenn participates in Title IV of the Pension Plan. Under the provisions of Title IV of the Pension Plan, employees are eligible for unreduced pensions when they reach normal retirement age of age 65 or older with at least five years of service. An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he is at least age 55 with at least 5 years of service. For participants with less than 30 years of service at retirement, the pension is reduced by 1/180 for each of the first 60 months prior to normal retirement age and reduced by 1/360 for each of the next 60 months that precede normal retirement age. For participants with 30 or more years of service at retirement, the pension is reduced by 1/400 for each month prior to normal retirement age. Title IV of the Pension Plan closed to new participants on January 1, 2012.

The primary pension formula under Title IV of the Pension Plan provides a monthly retirement benefit equal to:

(1.10% of Final Average Earnings up to Integration Level	+	1.47% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement Date, up to 35 years	×	Years of Credited Service Through 12/31/2011
	+						÷
1.00% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement Date, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement Date

PLUS

(0.55% of Final Average Earnings up to Integration Level	+	0.735% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement Date, up to 35 years	×	Years of Credited Service From 01/01/2012 Through the Effective Date
	+						÷
0.50% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement Date, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement Date

Final Average Earnings are based on the employee’s 60 highest consecutive months of earnings out of the last 120 months prior to the earlier of termination of employment or the Effective Date. Compensation includes regular compensation plus the PRP award. Integration Level is in accordance with IRC guidance but in no event will it increase after the Effective Date.

For the purpose of unreduced pension, employees’ age, and service post Effective Date until termination of employment, will be counted in determining the retirement eligibility. Mr. Glenn was eligible for a reduced pension.

The Pioneer Hi-Bred International Inc. GAP Retirement Plan

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, and the excess benefit for Title IV of the Pension Plan is paid under the Pioneer Hi-Bred International Inc. GAP Retirement Plan (the “Pioneer GAP Plan”), an unfunded non-qualified plan. The form of benefit under the Pioneer GAP Plan for Mr. Glenn would be a single life annuity. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service for pension benefit purposes. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 (“Pension Plans and Other Post-Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year

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COMPENSATION OF EXECUTIVE OFFICERS

ended December 31, 2023. All other assumptions are consistent with those used in Note 18, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on Corteva’s defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdraws / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Charles V. Magro	80,458	80,458	2,123	—	169,788
David J. Anderson	119,794	119,794	120,099	—	644,993
Samuel R. Eathington, Ph.D.	88,566	88,566	32,720	—	249,344
Timothy P.Glenn	92,852	92,852	(89,253)	—	1,422,321
Robert D. King	85,510	85,510	3,424	—	194,496
(1)	Executive contributions are included in salary for 2023 in the Summary Compensation Table.
(2)	Company contributions are included in All Other Compensation for 2023 in the Summary Compensation Table.

Narrative Discussion of the Nonqualified Deferred Compensation Table

Corteva offers two nonqualified deferred compensation programs under which participants may voluntarily elect to defer some portion of base salary, PRP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the Retirement Savings Restoration Plan (“RSRP”), there are no Company contributions or matches. The RSRP was adopted to restore Company contributions for certain U.S. employees that would be lost due to IRC limits on compensation under Corteva’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2023.

RSRP:

Under the RSRP, eligible employees can elect to defer eligible compensation (generally, base salary plus PRP) that exceeds the regulatory limits ($330,000 in 2023) in increments of 1% up to 6%. Corteva matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. Corteva also makes an additional contribution of 3% of eligible compensation to participants in the RSRP as of December 31. The additional 3% contribution is made during the first quarter of the following calendar year. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Management Deferred Compensation Program (“MDCP”):

Under the MDCP, a NEO can elect to defer the receipt of up to 60% of his base salary and/or PRP award. Corteva does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP, including Corteva common stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

In addition, under the MDCP, a NEO can elect to defer the receipt of 100% of his LTI awards (RSUs and/or PSUs). Corteva does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of Corteva common stock units with dividend equivalents credited as additional stock units.

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COMPENSATION OF EXECUTIVE OFFICERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company maintains a Change in Control and Executive Severance Plan. For a description of the plan, see Components of Our Executive Compensation Program — Change in Control and Executive Severance Benefits.

Benefits provided under the plan are highlighted in the table below.

Benefit Element	Qualifying Termination Associated with a Change in Control	Qualifying Termination NOT Associated with a Change in Control
Severance benefit	Lump sum cash payment equal to two times (2.99 times for the CEO) the sum of the executive’s base salary and target annual PRP award	Lump sum cash payment equal to one and one-half times (two times for the CEO) the sum of the executive’s base salary and target annual PRP award
PRP in year of termination	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award
Benefit continuation	Continued health and welfare benefits, financial counseling (as applicable) and outplacement services for two years (2.99 years for the CEO)	Continued health and welfare benefits and outplacement services for one and one-half years (two years for the CEO)
Equity award treatment	Acceleration of all unvested equity awards, with unexercised stock options remaining exercisable for their full term	Treatment of awards subject to terms and conditions of each specific grant

Potential payments under the plan are reflected in the table below. The table also includes potential payments under the OIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs, including in age, years of service, date of hire, and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminated on December 31, 2023, are entitled to receive any PRP awards for the 2023 performance year. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2023.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, Corteva’s stock price and the executive’s age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by Corteva. See How We Manage Compensation Risk — Compensation Recovery Policy (Clawback) for further discussion.

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COMPENSATION OF EXECUTIVE OFFICERS

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2023, are outlined below. The value of long-term incentives which would accelerate or otherwise continue to vest as a result of the executive’s termination is based in part in reference to Corteva’s closing stock price of $47.92 on December 29, 2023, as reported on the New York Stock Exchange.

Name	Benefit	Termination without Cause or for Good Reason 24 months following a Change in Control ($)	Other Termination without Cause or for Good Reason ($)(1)	Death or Disability ($)	Voluntary Separation ($)(2)
Charles V. Magro	Severance(3)	10,091,250	6,750,000	—	—
	LTI Acceleration / Vesting(4)	12,589,823	6,091,040	7,734,361	—
	Health & Welfare Benefits(5)	53,657	32,494	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
David J. Anderson	Severance(3)	3,400,000	2,550,000	—	—
	LTI Acceleration / Vesting(4)	5,339,150	3,303,189	3,818,089	—
	Health & Welfare Benefits(5)	32,494	21,163	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
Samuel R. Eathington, Ph.D.	Severance(3)	2,600,000	1,950,000	—	—
	LTI Acceleration / Vesting(4)	1,791,874	886,234	1,115,292	—
	Health & Welfare Benefits(5)	9,908	6,105	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
Timothy P. Glenn	Severance(3)	2,700,000	2,025,000	—	—
	LTI Acceleration / Vesting(4)	2,136,827	1,057,014	1,330,110	1,057,014
	Health & Welfare Benefits(5)	9,770	4,885
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
Robert D. King	Severance(3)	2,600,000	1,950,000	—	—
	LTI Acceleration / Vesting(4)	3,594,499	1,748,988	2,920,536	—
	Health & Welfare Benefits(5)	32,578	21,219	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
(1)

Generally represents Company-initiated terminations not associated with a Change in Control, but in certain cases may also be applicable to terminations associated with a mutually-agreed upon retirement.

(2)

Per the provisions of the Company’s OIP and of the terms and conditions of awards granted under the OIP, employees who voluntarily terminate their employment with the Company after having reached age 55, and who have a minimum of 10 years of service with the Company, are eligible to continue to vest in all or a portion of the outstanding equity awards they hold at the time of their separation.

(3)

Per the provisions of the Company’s Change in Control and Executive Severance Plan, amounts represent a lump sum payment equal to two times (or, in the case of the CEO, 2.99 times) the sum of an executive’s base salary plus target bonus in the case of a termination with respect to a Change in Control, or one and one-half times (two times, in the case of the CEO) the sum of the base salary plus target bonus in the case of a termination not with respect to a Change in Control. In each case, the plan also calls for a lump sum payment equal to the prorated portion of the executive’s target bonus in the year of termination (prorated for the number of months of service rendered during the year). However, because the Company’s PRP provides for the payment of any bonus earned by an eligible employee who is an active employee through the last day of the fiscal year, and because the table above assumes the termination of employment occurs on such date, the amount due under the Change in Control and Executive Severance Plan with respect to a prorated bonus in year of termination is not incremental to the PRP, and as such is not included in the amounts above.

(4)

In the case of termination with respect to a Change in Control, amounts include the value of all outstanding and unvested stock options, outstanding RSUs and outstanding and unearned PSUs, all of which immediately accelerate and become vested upon termination, with performance for the unearned PSUs deemed achieved at target performance levels. In the case of a termination without Cause or for Good Reason, amounts represent the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), as well as the value of all outstanding RSUs and of a prorated portion of outstanding PSUs, which would be earned at the end of the applicable performance period to the extent that performance metrics are achieved at a minimum of threshold performance levels. In the case of a termination related to Death or Disability, the amounts represent the value of all outstanding and unvested stock options and RSUs, as well as a prorated portion of unearned PSUs. In the case of a Voluntary Separation of employment, the amount for Mr. Glenn represents the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), the value of all outstanding RSUs and a prorated portion of PSUs. For purposes of the table above, performance of the prorated PSUs is assumed at target.

56 | Corteva 2024 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

(5)

Amounts represent the value of the differential between the cost of health and welfare benefits available to employees under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at COBRA rates and the cost of those same benefits at current employee rates, the amount of which is payable to the executive for a period of months equal to the length of time implied by the severance multiple. Amount also includes the estimated cost of participating in the diagnostic executive physical program, but only to the extent that the executive was actively participating in the program at the time of their termination.

(6)

Represents the cost of outplacement services provided to executives during the period equal to the length of time implied by the severance multiple, in addition to the annual cost of financial counseling services over the same period, but only to the extent that the executive was actively participating in the financial counseling program at the time of their termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2023, no members of the Company’s People and Compensation Committee were an officer or employee of the Company or its subsidiaries. None of the executive officers serves as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or the People and Compensation Committee.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The People and Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), as incorporated by reference from this Proxy Statement.

This report is submitted by the People and Compensation Committee.

Lamberto Andreotti (Chair)

Karen H. Grimes

Rebecca B. Liebert

Marcos M. Lutz

Kerry J. Preete

Patrick J. Ward

Corteva 2024 Proxy Statement | 57

COMPENSATION OF EXECUTIVE OFFICERS

CEO PAY RATIO
Under the SEC guidelines, the median employee is only required to be determined once every three years provided there have been no changes to the employee population or compensation arrangements that cause Corteva to reasonably believe there will be a significant change in the pay ratio disclosure. On March 1, 2023, the Company completed two biologicals’ acquisitions of the Stoller Group, Inc., and Quorum Vital Investment, S.L. (“Symborg”). These acquisitions along with other changes in our employee population or our employee compensation arrangements in 2023 did not significantly impact our pay ratio disclosure. Therefore, the median employee identified in 2022 was maintained for 2023.
For 2022, as required by Item 402(u) of Regulation
S-K,
the Company identified a new median employee using our global employee population, excluding our CEO, as of December 30, 2022, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date. We used “base salary plus cash incentive compensation” as our consistently applied compensation measure across the employee population. The following jurisdictions constituting 4.95% of the Company’s total employees were excluded under the 5% de minimis rule: Cambodia (6), Colombia (222), Egypt (61), Eswatini (1), Ethiopia (29), Hungary (229), Indonesia (213), Kazakhstan (5), Mozambique (1), Myanmar (7), Pakistan (75), Turkey (172) and Zambia (67).
From the remaining employees, we leveraged a valid statistical sampling approach to produce a sample of employees who were paid within a 5% range of the estimated median base salary and cash incentives, and selected an employee from within that group as our median employee. We determined the median employee’s annual total compensation using the methodology for the Company’s Summary Compensation Table, as set forth in Item 402(c)(2)(x) of Regulation
S-K
and compared it to the total compensation of our CEO.
The Company’s CEO compensation for 2023, as reported in the Summary Compensation Table, was $13,234,872. The compensation of our median employee for 2023 was $77,084. Based upon the total CEO compensation and median employee compensation for 2023, our CEO to median employee pay ratio was 172:1.
This ratio is a reasonable estimate calculated using a methodology consistent with SEC rules, as described above. As the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, and to use reasonable estimates and assumptions that reflect their compensation practices, pay ratios reported by other companies may not be comparable to the Company’s pay ratio reported above.
PAY FOR PERFORMANCE
In accordance with Item 402(v) of
Regulation S-K, the
Company is required to disclose pay versus performance, or PVP by comparing compensation amounts previously reported for the last three calendar years to the SEC’s definition of “Compensation Actually Paid,” or CAP. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at Corteva. CAP is a supplemental measure for stockholders, and is not a replacement for, or incorporated into the philosophy and strategy of compensation-setting set forth in the “Compensation Discussion and Analysis” of this proxy statement.

58
 | Corteva 2024 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Pay Versus Performance Table
In determining the CAP for our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (the “SCT”) for the last four calendar years. The table below summarizes compensation values both previously reported in our SCT, as well as footnotes of the adjusted values for 2023.

Year (1)	SCT Total for CEO: J. Collins (2)	SCT Total for CEO: C. Magro (2)	Compensation Actually Paid to CEO: J. Collins (3)	Compensation Actually Paid to CEO: C Magro (3)	Avg. SCT Total for Non-PEO NEOs (2)	Avg. Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on: (4)		GAAP Net Income (6) ($ in millions)	Company Selected Measure (7) : Operating EPS ($)
							Total Shareholder Return	Peer Group Total Shareholder Return (5)
2023	—	$13,234,872	—	$7,924,156	$3,391,528	$1,403,620	$171	$146	$747	$2.69
2022	—	$14,762,075	—	$16,983,522	$5,027,523	$7,408,698	$207	$132	$1,158	$2.67
2021	$16,864,428	$792,786	$18,917,976	$792,786	$4,077,575	$5,553,889	$165	$149	$1,769	$2.15
2020	$10,749,544	—	$19,452,828	—	$2,596,002	$4,885,371	$133	$118	$701	$1.50
(1)	Mr. Magro succeeded Mr. Collins as PEO in 2021 (on November 1, 2021). Mr. Collins served as the PEO for the entirety of 2020. Our Non- PEO NEOs for the applicable years were as follows:

•	2023: David J. Anderson, Samuel R. Eathington, Timothy P. Glenn, and Robert D. King
•	2022: David J. Anderson, Samuel R. Eathington, Timothy P. Glenn, and Robert D. King
•	2021: David J. Anderson, Timothy P. Glenn, Cornel B. Fuerer, Gregory R. Friedman, and Rajan Gajaria
•	2020: Gregory R. Friedman, Rajan Gajaria, Timothy P. Glenn, and Cornel B. Fuerer

(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEOs, Mr. Collins and Mr. Magro, and (ii) the average of the total compensation reported in the SCT for the applicable year for our
Non-PEO
NEOs.

(3)
Amounts reported in these columns represent (i) CAP for the applicable year in the case of our PEOs, Mr. Collins and Mr. Magro and (ii) the average CAP for the applicable year for our
Non-PEO
NEOs; adjustments were made to the amounts reported in the SCT for the applicable year.

A reconciliation of the adjustments made to the 2023 SCT amounts to calculate CAP for our PEO, Mr. Magro, and for the average of the
Non-PEO
NEOs is set forth in the table below. In this table, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For unvested awards subject to performance-based vesting conditions, the fair values were based on the probable outcome of such performance-based vesting conditions as of the last day of the year.

2023	SCT Reported Total	Less: SCT Reported Change in Pension Value	Plus: Pension Value Service Cost	Less: SCT Reported Stock Award and Option Value	Plus (Less): Fair Value of Equity Awards Granted During 2023 that are Outstanding and Unvested at End of the Covered Year	Plus (Less) Fair value of Equity Awards Granted in Any Prior Year that are Outstanding and Unvested at End of the Covered Year	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Covered Year	Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Covered Year	Less Fair Value of Equity Awards Granted in Prior Year that were Forfeited During the Covered Year	Compensation Actually Paid
PEO	$13,234,872	$0	$0	$10,250,043	$7,395,789	($2,592,295)	$0	$135,833	$0	$7,924,156
Average Non-PEO NEOs	$3,391,528	$21,219	$0	$1,925,098	$1,388,988	($789,830)	$0	($640,750)	$0	$1,403,620
(4)
Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2020, 2021, 2022 and 2023, respectively. TSR is calculated by dividing the difference between the price of the Company’s common stock at the end and the beginning of the measurement period by the price of the Company’s common stock at the beginning of the measurement period.

(5)	The company utilized the S&P 500 Chemicals Index as its peer group for TSR, which is the industry index utilized in the Company’s Annual Report on Form 10-K.

Corteva 2024 Proxy Statement |
59

COMPENSATION OF EXECUTIVE OFFICERS

(6)	Reflects the Company’s net income (loss) reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable year.
(7)
Operating EPS has been selected as the Company Selected Measure because the Company believes it is the most important measure linked to compensation actually paid, has a close association with the Company’s share price and TSR, and has been and is expected to continue to be a performance metric that is important to the Company and our stockholders. Refer to our 2023 Annual Report for a reconciliation of Operating EPS to EPS, the most directly comparable financial measure calculated and presented in accordance with US GAAP.

Performance Measures Used to Link Company Performance and CAP.
The Company utilizes other important financial measures to link compensation actually paid to its NEOs performance as set forth in the table below.

Metrics
(1)	Absolute Total Shareholder Return
(2)	Operating Earnings Per Share
(3)	Operating EBITDA Margin
(4)	Return on Net Assets
Relationship between CAP and TSR
. The graph below reflects the relationship between the PEO and average
Non-PEO NEO
compensation actually paid (“CAP”) and the Company’s cumulative indexed Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) over the applicable measurement period.

60
 | Corteva 2024 Proxy Statement

C
OMPENSA
TION OF EXECUTIVE OFFICERS

Relationship between CAP and GAAP Net Income
. The graph below reflects the relationship between the PEOs and
Average Non-PEO NEO
CAP and the Company’s GAAP Net Income over the applicable measurement period.

The decrease in 2023 Net Income as compared to 2022 was primarily driven by a 10% decrease in volume versus the prior year and a 1% unfavorable impact from currency. Volume declines were driven by strategic product exits, crop protection channel inventory destocking, delayed farmer purchases, lower corn planted area in EMEA, reduced summer corn planted area and lower expected Safrinha corn planted area in Brazil, and the Company’s exit from Russia, partially offset by increased corn acres in North America. The significant increase in 2021 Net Income as compared to 2022 was driven by an increase in Other Income (Expense)
from non-operating pension
and other post-employment benefit credits recognized in 2021 due to 2020 other post employment benefits plan amendments, a decrease in net exchange losses, and the Employee Retention Credit pursuant to the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act as enhanced by the Consolidated Appropriations Act and American Rescue Plan Act.
Relationship between CAP and Operating EPS (our Company-Selected Measure).
The graph below reflects the relationship between the PEOs and average Non-PEO NEOs
CAP and the
Company’s Non-GAAP Operating
Earnings Per Share over the applicable measurement period.

Corteva 2024 Proxy Statement |
61

AGENDA ITEM 2:

ADVISORY RESOLUTION TO APPROVE

EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk-taking. The Company’s executive compensation program is strongly aligned with the long-term interests of stockholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives and the compensation of named executive officers during fiscal year 2023.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the People and Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the People and Compensation Committee. However, the Board and the People and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

Accordingly, the Board of Directors and management ask stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED , that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

The next “say on pay” advisory vote will occur at the Company’s 2025 Meeting. The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

✔	AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION The Board of Directors recommends that you vote FOR this resolution.

62 | Corteva 2024 Proxy Statement

AGENDA ITEM 3:

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2023. For this Agenda Item 3, the Board is requesting stockholders to ratify this selection.

PwC has been the Company’s independent registered public accounting firm since its incorporation in March 2018. In accordance with SEC rules and PwC policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

The Audit Committee no less than annually reviews PwC’s independence and performance in connection with the Audit Committee’s determination of whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•

PwC’s historical and recent audit performance, including input from our Audit Committee and employees with substantial contact with PwC throughout the year about PwC’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by PwC and its audit team;

•	An analysis of PwC’s known legal risks and significant proceedings;
•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;
•	The appropriateness of PwC’s fees, on both an absolute basis and as compared to its peer firms;
•	PwC’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and
•

PwC’s capability and expertise in handling the breadth and complexity of our global operations, including the Company’s phased global implementation of an enterprise resource planning system on a worldwide basis over the next several years.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of the

Company and our stockholders to retain PwC to serve as our independent public accounting firm for 2024.

Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of PwC to the Company’s stockholders for ratification. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PwC are expected to be present at the 2024 Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

✔	AGENDA ITEM 3: ADVISORY RESOLUTION TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors recommends that you vote FOR this resolution.

Corteva 2024 Proxy Statement | 63

AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC has served as the Company’s or its predecessor’s independent registered public accounting firm since 1946. Aggregate fees for professional services rendered by PwC for 2023 and 2022 are set forth in the table below.

	2023 (in thousands)	2022 (in thousands)
Audit fees(1)	$14,240	$13,200
Audit-related fees(2)	1,730	1,650
Tax fees(3)	1,750	500
All other fees(4)	30	50
Total	$17,750	$15,400
(1)

Audit fees related to audits of financial statements and internal controls over financial reporting, statutory audits, reviews of quarterly financial statements, and certain periodic reports filed with the SEC.

(2)	Audit related fees related primarily to employee benefit audits, IT controls and compliance assessments, and other assurance related services.
(3)	Tax fees related primarily to tax compliance and advice.
(4)	All other fees primarily related to generic technical accounting information services and tools.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established the Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that PwC may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax, and other services. The Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to the Policy, the Audit Committee has approved services to be provided by PwC and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals, not in excess of $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. For fiscal year 2023, all services provided by PwC were approved by the Audit Committee.

64 | Corteva 2024 Proxy Statement

AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. The Audit Committee Charter complies with NYSE Listing Standards.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements, and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board requirements. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2023 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2023.

AUDIT COMMITTEE

Patrick J. Ward, Chair

Klaus A. Engel

Karen H. Grimes

Nayaki R. Nayyar

Gregory R. Page

Corteva 2024 Proxy Statement | 65

AGENDA ITEM 4:

AMENDMENT TO CERTIFICATE OF INCORPORATION

The Delaware General Corporation Law (“DGCL”) was recently amended to permit Delaware companies to exculpate their officers, in addition to their directors, for personal liability in certain actions. After careful consideration, our Board adopted and approved, and has recommended that our stockholders adopt, an amendment to our Amended and Restated Certificate of Incorporation (the “Officer Exculpation Amendment”) to provide for the exculpation of certain of our officers pursuant to these recent amendments to the DGCL.

As amended, the DGCL only permits, and the Officer Exculpation Amendment would only permit, the exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, under the Officer Exculpation Amendment, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims.

The text of the Company’s Certificate of Incorporation as amended and restated is set forth in Appendix B. Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits our Board believes would accrue to the Company and our stockholders in the form of an enhanced ability to attract and retain talented officers, the potential to discourage frivolous lawsuits that can distract management, and the potential to decrease the cost of directors’ and officers’ insurance or prevent the Company from obtaining such coverage in the future, our Board determined that it is in the best interests of the Company and our stockholders to adopt the Officer Exculpation Amendment. The Company’s executive officers have an interest in approval of the Officer Exculpation Amendment because it relates to the extent of their potential exposure to certain liabilities in certain circumstances.

If adopted, the Officer Exculpation Amendment would add to Article VI of our Amended and Restated Certificate of Incorporation a Paragraph C, as follows, with added text underlined:

C. Limitation of Liability of Officers. To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or as may hereafter be amended, an officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer except for liability (a) for any breach of the officer’s duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law of Delaware or (d) for any transaction from which the director or officer derived any improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. For purposes of this Article VI, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of Delaware, as the same exists or may hereafter be amended.

The Board unanimously recommends that you vote FOR the Officer Exculpation Amendment.

✔	AGENDA ITEM 4: AMENDMENT TO ARTICLES OF INCORPORATION The Board of Directors recommends that you vote FOR the Officer Exculpation Amendment.

66 | Corteva 2024 Proxy Statement

ADDITIONAL INFORMATION

FUTURE STOCKHOLDER PROPOSALS

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2025 Meeting, pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on November 15, 2024.

FUTURE ANNUAL MEETING BUSINESS

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including Director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2025 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 15, 2024, and the close of business on December 15, 2024. However, as provided in the Bylaws, different deadlines apply if the 2025 Meeting is called for a date that is not within 30 days before or after the anniversary of the 2024 Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2024 Meeting anniversary date and no later than the close of business on the later of the 90th day prior to the 2024 Meeting anniversary date or the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at https://investors.corteva.com/.

FUTURE DIRECTOR NOMINEES THROUGH PROXY ACCESS

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2025 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on October 16, 2024, and the close of business on November 15, 2024. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at investors.corteva.com. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 25, 2025.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

The SEC’s “householding” rules permit us to deliver only one notice or set of proxy materials to stockholders who share an address unless otherwise requested. This practice is designed to reduce printing and postage costs. If you are a registered stockholder and share an address with another stockholder and have received only one notice or one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the Office of the Corporate Secretary. Alternatively, if you are currently receiving multiple copies of the notice or the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

Corteva 2024 Proxy Statement | 67

ADDITIONAL INFORMATION

ELECTRONIC DELIVERY OF PROXY MATERIALS

Stockholders may request proxy materials be delivered to them electronically by visiting www.investordelivery.com. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

COPIES OF PROXY MATERIALS AND ANNUAL REPORT

The Notice and Proxy Statement and the Annual Report are posted on Corteva’s website at https://investors.corteva.com/ and at www.proxyvote.com.

68 | Corteva 2024 Proxy Statement

APPENDIX A: NON-GAAP METRICS

SHORT-TERM INCENTIVE METRICS

The Company utilizes Operating EBITDA, Operating EBITDA Margin and Working Capital Turns as metrics in Corteva’s enterprise PRP. The Seed and Crop Protection business unit PRPs utilize business unit Operating EBITDA and business unit Operating EBITDA Margin metrics. Business unit Operating EBITDA and business unit Operating EBITDA Margin are typically considered GAAP values when not further adjusted from the Company’s financial statement footnotes. The Company generally excludes the impact of non-operational costs and benefits and certain infrequent one-time significant events (e.g., restructurings, product and country exits, including our exit from Russia, acquisitions, and the settlement of litigation, which generally relates to activities that pre-date our current executive leadership team). As discussed in the Compensation Discussion and Analysis, the Company adjusted certain short-term incentive metrics due to the Stoller and Symborg acquisitions. Working Capital Turns had a payout factor of zero, and therefore this performance metric and its related adjustments from GAAP did not have a material impact on the NEOs’ payout.

Non-GAAP Calculation of Corteva Operating EBITDA

	Twelve Months Ended December 31, 2023
In millions	As Reported	Margin %
Income (loss) from continuing operations, net of tax (GAAP)	$ 941	5.5%
Provision for (benefit from) income taxes on continuing operations	152	0.9%
Income (loss) from continuing operations before income taxes (GAAP)	$ 1,093	6.3%
+ Depreciation and Amortization	1,211	7.0%
- Interest income	(283)	-1.6%
+ Interest expense	233	1.4%
+ / - Exchange (gains) losses	397	2.3%
+ / - Non-operating (benefits) costs	151	0.9%
+ / - Mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges	—	0.0%
+ / - Significant items (benefit) charge	579	3.4%
Corteva Operating EBITDA / EBITDA Margin (Non-GAAP) [1,2]	$ 3,381	19.6%
Less: Stoller and Symborg Operating EBITDA / EBITDA Margin	76	18.1%
Corteva Operating EBITDA / EBITDA Margin (Non-GAAP) [1,2]	$ 3,305	19.7%

1.

Corteva Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items. Significant items are reconciled on p. 45 of the Company’s Annual Report on Form 10-K. Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense.

2.

The EBITDA margin percentages are determined by dividing amounts in the table above for the twelve months ended December 31, 2023 by net sales of $17,226 million, except for EBITDA margin relating to Stoller and Symborg, which is determined by dividing the amount in the table above by the Stoller and Symborg net sales for the twelve months ended December 31, 2023 of $421 million. The total EBITDA margin after the Stoller and Symborg adjustment is determined by dividing the amount in the table above by net sales, excluding the Stoller and Symborg net sales, for the twelve months ended December 31, 2023 of $16,805 million. Margin percentages may not total as presented, due to rounding.

Corteva 2024 Proxy Statement | A-1

APPENDIX A: NON-GAAP METRICS

Segment Information

Net sales by segment

In millions	Twelve Months Ended December 31, 2023
Seed	$9,472
Crop Protection	7,754
Less: Stoller & Symborg net sales	421
Crop Protection (excluding Stoller & Symborg)[1]	7,333
Total net sales[1]	$16,805

1.	Crop Protection net sales is defined as total Crop Protection net sales for the twelve months ended December 31, 2023, excluding the net sales recognized by Stoller and Symborg.

Corteva Operating EBITDA

In millions	Twelve Months Ended December 31, 2023
Seed	$2,117
Crop Protection	1,374
Less: Stoller & Symborg	76
Crop Protection (excluding Stoller & Symborg)[2]	1,298
Corporate	(110)
Corteva Operating EBITDA (Non-GAAP) [1],2	$3,305

1.

Corteva Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items. Non-operating benefits (costs) consists of non-operating pension and OPEB credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense. Operating EBITDA for the twelve months ended December 31, 2023 excludes the impact of the Stoller and Symborg acquisitions, which were completed on March 1, 2023.

2.	Crop Protection and Corteva Operating EBITDA for the twelve months ended December 31, 2023 excludes the impact of Stoller and Symborg.

Operating EBITDA margin

Twelve Months Ended December 31, 2023
Seed	22.4%
Crop Protection	17.7%
Total Operating EBITDA margin (Non-GAAP) [3,4]	19.7%

3.

Operating EBITDA margin is Operating EBITDA as a percentage of net sales. Operating EBITDA margin for the twelve months ended December 31, 2023 excludes the impact of the Stoller and Symborg acquisitions, which were completed on March 1, 2023.

4.	The Operating EBITDA margin % for Corporate is not presented separately above as it is not meaningful; however, the results are included in the Total Operating EBITDA margin % above.

A-2 | Corteva 2024 Proxy Statement

APPENDIX A: NON-GAAP METRICS

Non-GAAP Calculation of Working Capital Turns

Working Capital Turns	Three Months Ended				Four-Quarter Average
In millions	March 2023	June 2023	September 2023	December 30, 2023
Net working capital (GAAP)	$5,098	$6,861	$5,985	$5,851
Less: Cash and cash equivalents	(1,646)	(2,563)	(2,254)	(2,644)
Less: Marketable securities	(85)	(53)	(108)	(98)
Less: Other current assets	(1,335)	(1,008)	(1,070)	(1,131)
Less: Accounts receivable - other[1]	(1,344)	(1,380)	(1,261)	(1,159)
Add: Short-term borrowings and finance lease obligations	3,787	3,023	3,609	198
Add: Income taxes payable	298	396	236	174
Add: Deferred revenue	2,712	656	552	3,406
Add: Accrued and other current liabilities	2,477	2,892	2,273	2,351
Total trade net working capital (Non-GAAP)[2]	$9,962	$8,824	$7,962	$6,948	$8,424
Less: Stoller and Symborg trade net working capital	299	262	262	287
Total trade net working capital (Non-GAAP)[2]	$9,663	$8,562	$7,700	$6,661	$8,147

In millions	Twelve Months Ended December 31, 2023
Total net sales	$17,226
Less: Stoller & Symborg net sales	421
Total net sales (excluding Stoller and Symborg)	$16,805
Trade net working capital[2]	$8,147
Working Capital Turns[3]	2.06

1.	Accounts receivable - other includes receivables in relation to indemnification assets, amounts due from nonconsolidated affiliates, value added tax, general sales tax and other taxes.
2.

Trade net working capital is defined as inventory plus trade accounts receivable less accounts payable. The total trade net working capital during fiscal year 2023 excludes the trade net working capital relating to the Stoller and Symborg acquisitions, which were completed on March 1, 2023.

3.	Working capital turns is defined as Net Sales divided by the four-quarter average of Trade Net Working Capital.

Corteva 2024 Proxy Statement | A-3

APPENDIX A: NON-GAAP METRICS

LONG-TERM INCENTIVE METRICS FOR PSU AWARDS

The Company utilizes Operating EPS and ROIC as metrics for its PSU awards granted under Corteva’s OIP. As discussed in the Compensation Discussion and Analysis, the Company adjusted these metrics due to the Stoller and Symborg acquisitions.

Non-GAAP Calculation of Corteva Operating EPS

	Twelve Months Ended December 31,
	2023 $ (millions)	2022 $ (millions)	2021 $ (millions)	2023 EPS (diluted)	2022 EPS (diluted)	2021 EPS (diluted)
Income (loss) from continuing operations attributable to Corteva (GAAP)	$929	$1,205	$1,812	1.30	$ 1.66	$ 2.44
Less: Non-operating benefits (costs), after tax[1]	(111)	80	955	(0.16)	0.11	1.29
Less: Amortization of intangibles (existing as of Separation), after tax	(471)	(542)	(562)	(0.66)	(0.75)	(0.76)
Less: Mark-to-market gains (losses) on certain foreign currency contracts not designated as hedges, after tax	—	—	—	—	—	—
Less: Significant items benefit (charge), after tax	(403)	(267)	(176)	(0.57)	(0.37)	(0.24)
Operating Earnings (Loss) (Non-GAAP) [2]	$1,914	$1,934	$1,595	$ 2.69	$ 2.67	$ 2.15
Less: Stoller and Symborg Operating Earnings (Loss)	(21)	—	—	(0.03)	—	—
Operating Earnings (Loss) (Non-GAAP) [2]	$1,935	$1,934	$1,595	$ 2.72	$ 2.67	$ 2.15

1.

Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites and the 2021 officer indemnification payment. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the Company as pre-tax income or expense.

2.

Operating earnings (loss) is defined as income (loss) from continuing operations attributable to Corteva excluding the after-tax impact of significant items, non-operating benefits (costs), amortization of intangible assets (existing as of Separation), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of intangible assets (existing as of Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from charges in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility. Operating earnings (loss) is defined as income (loss) from continuing operations attributable to Corteva for the twelve months ended December 31, 2023 excludes the impact of Stoller and Symborg.

A-4 | Corteva 2024 Proxy Statement

APPENDIX A: NON-GAAP METRICS

Non-GAAP Calculation of Adjusted Return on Invested Capital (ROIC)

	Three Months Ended				Trailing Twelve Months
In millions	March 2021	June 2021	September 2021	December 2021
Net income (loss) from continuing operations attributable to Corteva (GAAP)	$ 610	$ 1,015	$ 34	$ 153	$ 1,812
Less: Non-operating benefits (costs), after tax[1]	237	237	242	239	955
Less: Amortization of intangibles (existing as of Separation), after tax	(143)	(140)	(140)	(139)	(562)
Less: Mark-to-market gains (losses) on foreign currency contracts not designated as hedges, after tax	1	(18)	15	2	—
Less: Significant items benefit (charge), after tax	(77)	(107)	17	(9)	(176)
Operating Earnings (Loss) (Non-GAAP)[2]	592	1,043	(100)	60	1,595
Less: Interest expense, pre-tax	(7)	(7)	(8)	(8)	(30)
Less: Interest income, pre-tax	21	18	19	19	77
Less: Benefit from (provision for) income taxes on interest income and expense, net[5]	(3)	(2)	(5)	(4)	(13)
Adjusted NOPAT (Non-GAAP)[3]	$ 581	$ 1,034	$ (106)	$ 53	$ 1,561

Adjusted Invested Capital In millions	Three Months Ended				Trailing Twelve Months
	March 2021	June 2021	September 2021	December 2021
Goodwill	$10,146	$10,207	$10,130	$10,107	$10,148
Other intangible assets	10,584	10,413	10,225	10,044	10,317
Total goodwill and other intangible assets (existing as of Separation)	20,730	20,620	20,355	20,151	20,464
Short term borrowings and finance lease obligations	1,250	677	1,372	17	829
Long-term debt	1,102	1,101	1,101	1,100	1,101
Total Debt	2,352	1,778	2,473	1,117	1,930
Total Equity	24,778	25,625	24,979	25,623	25,251
Total Debt plus Equity	27,130	27,403	27,452	26,740	27,181
Total Debt plus Equity, less goodwill and other intangible assets (existing as of Separation) (“Adjusted Invested Capital”)	$6,400	$6,783	$7,097	$6,589	$6,717

Twelve Months Ended December 2021
Adjusted NOPAT [3]	$1,561
Adjusted Invested Capital	$6,717
Adjusted Return on Invested Capital [4]	23.2%

Corteva 2024 Proxy Statement | A-5

APPENDIX A: NON-GAAP METRICS

	Three Months Ended				Trailing Twelve Months
In millions	March 2022	June 2022	September 2022	December 2022
Net income (loss) from continuing operations attributable to Corteva (GAAP)	$574	$999	$(325)	$(43)	$1,205
Less: Non-operating benefits (costs), after tax[1]	49	43	4	(16)	80
Less: Amortization of intangibles (existing as of Separation), after tax	(139)	(138)	(137)	(128)	(542)
Less: Mark-to-market gains (losses) on foreign currency contracts not designated as hedges, after tax	(28)	26	4	(2)	—
Less: Significant items benefit (charge), after tax	(16)	(127)	(110)	(14)	(267)
Operating Earnings (Loss) (Non-GAAP)[2]	708	1,195	(86)	117	1,934
Less: Interest expense, pre-tax	(9)	(16)	(18)	(36)	(79)
Less: Interest income, pre-tax	15	24	36	49	124
Less: Benefit from (provision for) income taxes on interest income and expense, net[5]	(1)	(2)	(4)	(3)	(9)
Adjusted NOPAT (Non-GAAP)[3]	$703	$1,189	$(100)	$107	$1,898

Adjusted Invested Capital	Three Months Ended				Trailing Twelve Months
In millions	March 2022	June 2022	September 2022	December 2022
Goodwill	$10,109	$9,987	$9,791	$9,962	$9,962
Other intangible assets	9,865	9,673	9,461	9,339	9,585
Total goodwill and other intangible assets (existing as of Separation)	19,974	19,660	19,252	19,301	19,547
Short term borrowings and finance lease obligations	1,018	712	1,576	24	833
Long-term debt	1,154	1,283	1,277	1,283	1,249
Total Debt	2,172	1,995	2,853	1,307	2,082
Total Equity	25,936	26,071	25,084	25,541	25,658
Total Debt plus Equity	28,108	28,066	27,937	26,848	27,740
Total Debt plus Equity, less goodwill and other intangible assets (existing as of Separation) (“Adjusted Invested Capital”)	$8,134	$8,406	$8,685	$7,547	$8,193

A-6 | Corteva 2024 Proxy Statement

APPENDIX A: NON-GAAP METRICS

Twelve Months Ended December 2022
Adjusted NOPAT [3]	$1,898
Adjusted Invested Capital	$8,193
Adjusted Return on Invested Capital [4]	23.2%

	Three Months Ended				Trailing Twelve Months
In millions	March 2023	June 2023	September 2023	December 2023
Net income (loss) from continuing operations attributable to Corteva (GAAP)	$603	$877	$(318)	$(233)	$929
Less: Non-operating benefits (costs), after tax[1]	(33)	(35)	(16)	(27)	(111)
Less: Amortization of intangibles (existing as of Separation), after tax	(118)	(118)	(118)	(117)	(471)
Less: Mark-to-market gains (losses) on foreign currency contracts not designated as hedges, after tax	(11)	(48)	34	25	—
Less: Significant items benefit (charge), after tax	(68)	(61)	(57)	(217)	(403)
Operating Earnings (Loss) (Non-GAAP)[2]	833	1,139	(161)	103	1,914
Less: Interest expense, pre-tax	(31)	(82)	(58)	(62)	(233)
Less: Interest income, pre-tax	40	54	59	130	283
Less: Benefit from (provision for) income taxes on interest income and expense, net[5]	(2)	6	(0)	(14)	(10)
Less: Stoller and Symborg NOPAT	(2)	(12)	10	1	(3)
Adjusted NOPAT (Non-GAAP)[3]	$828	$1,173	$(172)	$48	$1,877

Corteva 2024 Proxy Statement | A-7

APPENDIX A: NON-GAAP METRICS

Adjusted Invested Capital	Three Months Ended				Trailing Twelve Months
In millions	March 2023	June 2023	September 2023	December 2023
Goodwill	$9,989	$10,026	$9,945	$10,093	$10,013
Other intangible assets	9,196	9,048	8,887	8,747	8,970
Total goodwill and other intangible assets (existing as of Separation)	19,185	19,074	18,832	18,840	18,983
Short term borrowings and finance lease obligations	3,787	3,023	3,609	198	2,654
Long-term debt	1,241	2,290	2,290	2,291	2,028
Total Debt	5,028	5,313	5,899	2,489	4,682

Less: Debt used for Stoller and Symborg acquisitions	931	931	931	931	931

Total Adjusted Debt[6]	4,097	4,382	4,968	1,558	3,751

Total Equity	25,839	26,461	25,467	25,279	25,762

Total Debt plus Equity	29,936	30,843	30,435	26,837	29,513

Total Debt plus Equity, less goodwill and other intangible assets (existing as of Separation) (“Adjusted Invested Capital”)	$10,751	$11,769	$11,603	$7,997	$10,530

Twelve Months Ended December 31, 2023
Adjusted NOPAT [3]	$1,877
Adjusted Invested Capital	$10,530
Adjusted Return on Invested Capital [4]	17.8%
1.

Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites and the 2021 officer indemnification payment. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the Company as pre-tax income or expense.

2.

Operating earnings (loss) is defined as income (loss) from continuing operations attributable to Corteva excluding the after-tax impact of significant items, non-operating benefits (costs), amortization of intangible assets (existing as of Separation), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of intangible assets (existing as of Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from charges in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility.

3.

Adjusted NOPAT is defined as net income (loss) from continuing operations attributable to Corteva for the trailing twelve months excluding the after-tax impact of significant items, non-operating benefits (costs), amortization expense associated with intangible assets existing as of Separation, net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, interest income and interest expense. The Adjusted NOPAT for the trailing twelve months ended December 31, 2023 also excludes the NOPAT relating to the Stoller and Symborg acquisitions, which were completed on March 1, 2023.

4.	Adjusted Return on Invested Capital (“ROIC”) is defined as Adjusted NOPAT divided by debt plus equity excluding goodwill and intangibles (existing as of Separation).
5.	The income tax effect on interest income and expense was calculated utilizing the Company’s base tax rate.
6.

Total Adjusted Debt for the trailing twelve months December 31, 2023 represents total debt less the debt used to partially fund the acquisitions of Stoller and Symborg, which were completed on March 1, 2023.

A-8 | Corteva 2024 Proxy Statement

APPENDIX B: AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF CORTEVA, INC.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CORTEVA, INC.

(a Delaware corporation)

April  , 2024

Corteva, Inc. (hereinafter called the “Company”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on March 16, 2018 and amended first on May 31, 2019.

SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted by the Company in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and has been approved by the requisite vote of the stockholders of the Company in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The text of the Certificate of Incorporation of the Company is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Company is Corteva, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

PURPOSE AND POWERS

The purpose of the Company is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware. The Company shall have all powers that may now or hereafter be lawful for a corporation to exercise under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

A.

Classes of Stock. The total number of shares of stock of all classes of capital stock that the Company is authorized to issue is 1,916,666,667 shares. The authorized capital stock is divided into: (i) 1,666,666,667 shares of common stock having a par value of $0.01 per share (hereinafter, the “Common Stock”) and (ii) 250,000,000 shares of preferred stock having a par value of $0.01 per share (hereinafter, the “Preferred Stock”).

B.	Common Stock. All shares of Common Stock of the Company shall be of one and the same class, shall be identical in all respects and shall have equal rights, powers and privileges.

Corteva 2024 Proxy Statement | B-1

APPENDIX B: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CORTEVA, INC.

1.

Except as otherwise provided for by resolution or resolutions of the Board of Directors pursuant to this Article IV with respect to the issuance of any series of Preferred Stock or by the General Corporation Law of the State of Delaware, the holders of outstanding shares of Common Stock shall have the exclusive right to vote on all matters requiring stockholder action. On each matter on which holders of Common Stock are entitled to vote, each outstanding share of such Common Stock will be entitled to one vote.

2.

Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefor and shall have equal rights to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.

3.

Upon this Amended and Restated Certificate of Incorporation becoming effective (the “Effective Time”), the 100 shares of the Common Stock, issued and outstanding immediately prior to the Effective Time, shall thereafter constitute 748,814,970 shares of Common Stock.

C.	Preferred Stock

1.

Shares of Preferred Stock of the Company may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, if any, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

2.

Authority is hereby expressly granted to the Board of Directors of the Company, subject to the provisions of this Article IV and to the limitations prescribed by the General Corporation Law of the State of Delaware, to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock out of the authorized but unissued shares of Preferred Stock and with respect to each such series to fix, by filing a certificate of designation pursuant to the General Corporation Law of the State of Delaware setting forth such resolution or resolutions and providing for the issuance of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

i.	the designation of such series;

ii.

the number of shares of such series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

iii.

the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Company, and whether such dividends shall be cumulative or non-cumulative;

iv.

whether the shares of such series shall be subject to redemption by the Company, in whole or in part, at the option of the Company or of the holder thereof, and, if made subject to such redemption, the times, prices, form of payment and other terms and conditions of such redemption;

v.	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

vi.

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Company or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchanges;

B-2 | Corteva 2024 Proxy Statement

APPENDIX B: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CORTEVA, INC.

vii.	the extent, if any, to which the holders of shares of such series shall be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;

viii.	the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

ix.	the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, the Company.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with or be junior to any other series of Preferred Stock to the extent permitted by law and the terms of any other series of Preferred Stock.

ARTICLE V

BOARD OF DIRECTORS

A.

Power of the Board of Directors. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors shall be expressly authorized to:

1.	determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Company;

2.

establish one or more committees of the Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, to which may be delegated any or all of the powers and duties of the Board of Directors to the fullest extent permitted by law; and

3.

exercise all such powers and do all such acts as may be exercised by the Company, subject to the provisions of the laws of the State of Delaware, this Amended and Restated Certificate of Incorporation, and the Amended and Restated Bylaws of the Company (as the same may be amended and/or restated from time to time, the “Bylaws”).

B.

Number of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by a vote of a majority of the entire Board of Directors in the manner provided in the Bylaws. As used in this Amended and Restated Certificate of Incorporation, the term “entire Board of Directors” means the total authorized number of directors that the Company would have if there were no vacancies.

C.

Vacancies. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock to elect directors, any vacancies on the Board of Directors for any reason, including from the death, resignation, disqualification or removal of any director, and any newly created directorships resulting by reason of any increase in the number of directors shall be filled exclusively by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. Any directors elected to fill a vacancy shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

D.

Removal of Directors. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting as a single class.

ARTICLE VI

LIMITATION OF LIABILITY AND INDEMNIFICATION

A.

Limitation of Liability of Directors. A Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director to the fullest extent permitted by the General Corporation Law of Delaware as the same now exists or hereafter may be amended. No repeal or modification of this Article VI shall apply or have any adverse effect on any right or protection of, or any limitation of the liability of, any person entitled to any right or protection under this Article VI existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Corteva 2024 Proxy Statement | B-3

APPENDIX B: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CORTEVA, INC.

B.

Indemnification. Directors, officers, employees and agents of the Company may be indemnified by the Company to the fullest extent as is permitted by the laws of the State of Delaware as it presently exists or may hereafter be amended and as the Bylaws may from time to time provide.

C.

Limitation of Liability of Officers. To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or as may hereafter be amended, an officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer except for liability (a) for any breach of the officer’s duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law of Delaware; or (d) for any transaction from which the director or officer derived any improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. For purposes of this Article VI, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of Delaware, as the same exists or may hereafter be amended.

ARTICLE VII

STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any written consent of the stockholders of the Company; provided, however, that any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation for such series of Preferred Stock.

ARTICLE VIII

AMENDMENT OF BYLAWS

A.

Amendment by the Board of Directors. In furtherance, and not in limitation, of the powers conferred upon it by law, the Board of Directors is expressly authorized and empowered to amend, alter, change, adopt or repeal the Bylaws of the Company; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

B.

Amendment by Stockholders. In addition to any requirements of the General Corporation Law of the State of Delaware (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of the State of Delaware), unless otherwise specified in the Bylaws, the affirmative vote of the holders of a majority of the voting power of all the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Company to amend, alter, change or repeal or to adopt any provision of the Bylaws of the Company.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Company hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the General Corporation Law of Delaware may be added or inserted, in the manner now or hereafter prescribed by the General Corporation Law of Delaware, and all rights, preferences and privileges of whatsoever nature conferred on stockholders, directors or any other persons whomsoever therein granted are subject to this reservation.

B-4 | Corteva 2024 Proxy Statement

CORTEVA agriscience TM CORTEVA, INC. ATTN: OFFICE OF THE CORPORATE SECRETARY 974 CENTRE ROAD, BUILDING 735 WILMINGTON, DE 19805 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the instructions to cast your vote. During The Meeting - Go to www.virtualshareholdermeeting.com/CTVA2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side). TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V31611-P06312-Z87022 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CORTEVA, INC. The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, and FOR Agenda Items 2, 3, and 4. 1. Election of the 13 directors named in the Proxy Statement. Nominees: For Against Abstain 1a. Lamberto Andreotti 1b. Klaus A. Engel 1c. David C. Everitt 1d. Janet P. Giesselman 1e. Karen H. Grimes 1f. Michael O. Johanns 1g. Rebecca B. Liebert 1h. Marcos M. Lutz 1i. Charles V. Magro 1j. Nayaki R. Nayyar For Against Abstain 1k. Gregory R. Page 1l. Kerry J. Preete 1m. Patrick J. Ward 2. Advisory resolution to approve executive compensation of the Company’s named executive officers. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024. 4. Approve an amendment to Corteva’s Certificate of Incorporation to provide for the exculpation of certain of our officers as permitted by Delaware Law. 5. Transaction of any other business as may properly come before the 2024 Meeting. Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 26, 2024: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V31612-P06312-Z87022 CORTEVA, INC. Annual Meeting of Stockholders April 26, 2024, 8:00 AM Eastern Time This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Charles V. Magro, Gregory R. Page and Cornel B. Fuerer or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 26, 2024 and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given. Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2, 3, and 4, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Corteva Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked. NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, or vote by Internet or telephone. The cut-off date for shares held in employee savings plans is April 23, 2024. The cut-off date for all other shares is April 25, 2024. Continued and to be signed on reverse side